PURCHASE AGREEMENT
                             BY AND AMONG
                      VISKASE COMPANIES, INC.,
                        VISKASE CORPORATION,
                    VISKASE HOLDING CORPORATION,
                     VISKASE SALES CORPORATION,
                       VISKASE EUROPE LIMITED,
                            VISKASE S.A.,
                          VISKASE LIMITED,
                        VISKASE CANADA INC.,
                   VISKASE CHILE EMBALAGENS, LTDA,
                      VISKASE IRELAND LIMITED
                                AND
                        BEMIS COMPANY, INC.

                    Dated as of July 7, 2000

                          TABLE OF CONTENTS
                          -----------------
                              ARTICLE I
                             DEFINITIONS

Section 1.1.  Definitions                                    1

                             ARTICLE II
                         PURCHASE AND SALE

Section 2.1.  Transfer of Assets                            10
Section 2.2.  Excluded Assets                               11
Section 2.3.  Assumed Liabilities                           12
Section 2.4.  Excluded Liabilities                          13

                           ARTICLE III
                         PURCHASE PRICE

Section 3.1.  Purchase Price                                13
Section 3.2.  Purchase Price Adjustment                     14
Section 3.3.  Allocation of Purchase Price                  15
Section 3.4.  Escrow                                        16

                          ARTICLE IV
                           CLOSING

Section 4.1.  Closing Date                                  16
Section 4.2.  Payment on the Closing Date                   16
Section 4.3.  Buyer's Additional Closing Date Deliveries    16
Section 4.4.  Sellers' Closing Date Deliveries              17
Section 4.5.  Real Estate Conveyances                       18

                          ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 5.1.  Organization of Sellers                       18
Section 5.2.  Organization; Capital Structure of
              the Companies; Power and Authority            19
Section 5.3.  Subsidiary and Investments                    19
Section 5.4.  Authority of Seller; Conflicts                19
Section 5.5.  Financial Statements                          20
Section 5.6.  Operations Since Financial Statements Date    20
Section 5.7.  Taxes                                         21
Section 5.8.  Governmental Permits                          21
Section 5.9.  Real Property                                 21
Section 5.10. Personal Property Leases                      22
Section 5.11. Intellectual Property                         22
Section 5.12. Title to Property                             23
Section 5.13. No Violation, Litigation or Regulatory Action 23
Section 5.14. Contracts                                     23
Section 5.15. Status of Contracts                           24
Section 5.16. Employee Benefits                             24
Section 5.17. Environmental Matters                         25
Section 5.18. Employee Relations and Agreements             27
Section 5.19. No Undisclosed Liabilities                    28
Section 5.20. Insurance                                     28
Section 5.21. No Brokers                                    28
Section 5.22. Transactions with Affiliates                  28
Section 5.23. Location of Inventory                         29
Section 5.24. UCC Section 9-114 Filings                     29

                           ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF BUYER

Section 6.1.  Organization of Buyer                         29
Section 6.2.  Authority of Buyer; Conflicts                 29
Section 6.3.  No Violation, Litigation or Regulatory Action 30
Section 6.4.  Financing                                     30
Section 6.5.  Investment Intent                             30
Section 6.6.  No Brokers                                    31

                           ARTICLE VII
                ACTION PRIOR TO THE CLOSING DATE

Section 7.1.  Access to Information                         31
Section 7.2.  Notifications                                 32
Section 7.3. Consents of Third Parties; Governmental Approvals; Commercially Reasonable Efforts 32
Section 7.4.  Operations Prior to the Closing Date          32
Section 7.5.  Antitrust Law Compliance                      33
Section 7.6.  Intercompany Obligations                      34
Section 7.7.  Release of Guaranties                         34
Section 7.8.  Pre-Closing Structuring                       34
Section 7.9.  Canadian Plant                                34
Section 7.10. UK Plant                                      34
Section 7.11. Foreign Inventory                             34

                              ARTICLE VIII
                         ADDITIONAL AGREEMENTS

Section 8.1.  Use of Names                                  35
Section 8.2.  Tax Matters                                   35
Section 8.3.  Employee Matters ! Employees of Asset Sellers,
              Other Than UK                                 40
Section 8.4.  Employee Matters ! Employees of  Brazil and
              Employees Employed at Swansea                 43
Section 8.5.  Securities Law Legends                        45
Section 8.6.  Insurance; Risk of Loss                       45
Section 8.7.  Collection; Post-Closing Remittances          46
Section 8.8.  Post-Closing Assistance                       46
Section 8.9.  Non-Competition                               47
Section 8.10. Casings License                               48
Section 8.11. Covenant Not to Sue                           48

                              ARTICLE IX
             CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

Section 9.1.  No Misrepresentation or Breach of Covenants
              and Warranties                                49
Section 9.2.  No Restraint                                  49
Section 9.3.  Governmental Approvals                        49
Section 9.4.  Title Policy                                  49
Section 9.5.  Operating Systems                             49
Section 9.6.  Escrow Agreement                              50
Section 9.7.  Purchased Assets Free and Clear               50
Section 9.8.  Swansea Consent                               50

                              ARTICLE X
            CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

Section 10.1.  No Misrepresentation or Breach of Covenants
               and Warranties                               50
Section 10.2.  No Restraint                                 50
Section 10.3.  Governmental Approvals                       51
Section 10.4.  Escrow Agreement                             51

                              ARTICLE XI
                           INDEMNIFICATION

Section 11.1.  Indemnification by Sellers                   51
Section 11.2.  Indemnification by Buyer                     52
Section 11.3.  Notice of Claims                             53
Section 11.4.  Determination of Amount                      53
Section 11.5.  Third Person Claims                          54
Section 11.6.  Limitations                                  55
Section 11.7.  Mitigation                                   56

                             ARTICLE XII
                             TERMINATION

Section 12.1.  Termination                                  57
Section 12.2.  Notice of Termination                        57
Section 12.3.  Effect of Termination                        57
Section 12.4.  Non-Solicitation                             57

                              ARTICLE XIII
                          GENERAL PROVISIONS

Section 13.1.  Survival of Representations and Warranties   58
Section 13.2.  Governing Law                                58
Section 13.3.  No Public Announcement                       58
Section 13.4.  Notices                                      58
Section 13.5.  Successors and Assigns                       59
Section 13.6.  Access to Records after Closing              60
Section 13.7.  Entire Agreement; Amendments                 60
Section 13.8.  Interpretation                               60
Section 13.9.  Waivers                                      61
Section 13.10. Expenses                                     61
Section 13.11. Partial Invalidity                           61
Section 13.12. Execution in Counterparts                    62
Section 13.13. Further Assurances                           62
Section 13.14. Disclaimer of Warranties                     62

                                Exhibits
                                --------
  Exhibit A    Bill of Sale and Instrument of Assignment
  Exhibit B    Instrument of Assumption
  Exhibit C    Buyer Services Agreement
  Exhibit D    Seller Transition Services Agreement
  Exhibit E    Reports on Title
  Exhibit F    Licensed Patents License Agreement
  Exhibit G    Opinion(s) of Counsel to Buyer
  Exhibit H    Opinion(s) of Counsel to Sellers
  Exhibit I    Escrow Agreement
  Exhibit J    Side License Agreement

                          List of Schedules
                          -----------------
Schedules
---------
 2.1(b)     Transferred Land
 2.1(d)     Permits, Licenses, Etc.
 2.1(i)     Intellectual Property
 2.2(a)     Excluded Assets
 2.3(d)     Litigation and Claims
 2.4        Excluded Liabilities
 5.2        Organization;  Capital Structure of
            the Companies;  Power and Authority
 5.4        Conflicts
 5.5        Financial Statements; Exceptions
 5.6        Operations Since Financial Statements Date
 5.7        Taxes
 5.8        Governmental Permits
 5.9        Real Property
 5.10       Personal Property Leases
 5.11(a)    List of Intellectual Property
 5.11(b)    Software
 5.11(c)    Right, Title and Interest in Copyrights,
            Patent Rights and Trademarks
 5.11(d)    Registrations of Copyrights, Patent Rights,
            Trademarks and Software
 5.11(e)    Infringement of Copyrights, Patent Rights and Trademarks
 5.11(f)    Challenge to Copyrights, Patent Rights and Trademarks
 5.12       Title to Property
 5.13       Violation, Litigation or Regulatory Action
 5.14       Contracts
 5.15       Status of Contracts
 5.16       Welfare and Pension Plans
 5.17       Environmental Compliance
 5.18(a)    Employee List; Changes to Employee Compensation
 5.18(b)    Labor Contracts, Collective Bargaining Agreements
            and Employment Agreements
 5.18(c)    Union Affiliations
 5.18(d)    Change of Control Payments
 5.18(g)(i)   List of UK Employees
 5.18(g)(ii)  UK Employees Notice of Termination
 5.19         Undisclosed Liabilities
 5.20         Insurance
 5.22         Transactions with Affiliates
 5.23         Inventory Locations
 7.4          Operations Prior to Closing Date
 7.7          Guaranties
 8.3(a)       Chicago Employees
 8.3(j)       Severance Policies
 8.4(a)       Brazil Employees
 8.8          NUCEL Consultants
 8.10         Casing Patents
 8.11         Covenant Not To Sue
 9.3          Government Approvals

                        PURCHASE AGREEMENT

          PURCHASE AGREEMENT, dated as of July 7, 2000, by and among Viskase Companies, Inc., a Delaware corporation ("Parent"), Viskase
                                                  ------
Corporation, a Pennsylvania corporation ("Viskase"), Viskase Holding
                                          -------
Corporation, a Delaware corporation ("US Holdings"), Viskase Sales
                                      -----------
Corporation, a Delaware corporation ("Sales"), Viskase Europe Limited,
                                      -----
a company organized under the laws of the United Kingdom ("Europe"),
                                                           ------
Viskase S.A., a company organized under the laws of France ("Viskase
                                                             -------
France"), Viskase Limited, a company organized under the laws of the
------
United Kingdom ("UK"), Viskase Canada, Inc., a company organized under
                 --
the laws of Ontario ("Canada"), Viskase Chile Embalagens, LTDA, a
                      ------
company organized under the laws of Chile ("Chile") and Viskase Ireland
                                            -----
Limited, a company organized under the laws of Ireland ("Ireland")
                                                         -------
(Parent, Viskase, US Holdings, Sales, Europe, Viskase France, UK, Canada, Chile and Ireland are each referred to herein individually as "Seller" and collectively as "Sellers"), and Bemis Company, Inc., a
 ------                       -------
Missouri corporation ("Buyer").
                       -----

                    PRELIMINARY STATEMENT:
                    ---------------------
          WHEREAS, Sellers are, among other things, in the business of producing, selling and distributing specialty plastic films;

          WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers substantially all of the assets, properties and business of Sellers primarily relating to the Business (as defined herein); and

          WHEREAS, those Sellers that are not Asset Sellers will receive a substantial direct or indirect benefit from consummation of the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among Sellers and Buyer as follows:

                                ARTICLE I
                                ---------
                               DEFINITIONS
                               -----------

          Section 1.1.  Definitions.  In this Agreement, the following
                        -----------
terms have the meanings specified or referred to in this Section 1.1 and
                                                         -----------
shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "Adjusted Valuation Date Statement" has the meaning
           ---------------------------------
specified in Section 3.2(d).
             --------------

          "Affected Employees" has the meaning specified in
           ------------------
Section 8.3(a).
--------------

          "Affiliate" means, with respect to any Person, any other
           ---------
Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of Section 8.9,
                                                        -----------
"Affiliate" shall not include any officer or director of Parent or Buyer, as the case may be, or any stockholder which owns 10% or more of the outstanding common stock of Parent or Buyer, as the case may be.

          "Agreed Rate" means the fluctuating prime or corporate base
           -----------
rate of interest published by and as in effect from time to time as published in the Money Rates section of The Wall Street Journal.
                                        -----------------------

          "Allocation Schedule" has the meaning specified in Section
           -------------------                               -------
3.3.
---

          "ANC Defendants" means American National Can Company,
           --------------
Pechiney Plastic Packaging, Inc. or Rexam PLC or their respective
Affiliates.

          "Asset Sellers" means Viskase, Sales, UK, Canada, Chile and
           -------------
Ireland.

          "Assigned Contracts" has the meaning specified in Section
           ------------------                               -------
2.1(f).
------

          "Assumed Liabilities" has the meaning specified in Section
           -------------------                               -------
2.3.
---

          "Bill of Sale and Instrument of Assignment" means the Bill
           -----------------------------------------
of Sale and Instrument of Assignment in the form of Exhibit A.
                                                    ---------

          "Brazil Transactions" means the transactions pursuant to
           -------------------
which (i) Viskase Brazil will establish, and contribute to, Newco Brazil all of Viskase Brazil's right, title and interest in and to the Purchased Assets and Assumed Liabilities, together with an assignment of SAP and related software used in the Business in Brazil (subject in each case to receipt of the necessary consents); and (ii) Viskase Brazil will spin-off the shares of Newco Brazil to its current shareholders.

          "Business" means the business of producing, selling and
           --------
distributing specialty plastic films and, for the avoidance of doubt, does not include the Excluded Business.

          "Business Agreements" has the meaning specified in Section
           -------------------                               -------
5.15.
----

          "Buyer" has the meaning specified in the first paragraph of
           -----
this Agreement.

          "Buyer Ancillary Agreements" means all agreements,
           --------------------------
instruments and documents being or to be executed and delivered by Buyer or its Affiliates under this Agreement or in connection herewith.

          "Buyer Group Member" means (i) Buyer and its Affiliates,
           ------------------
(ii) directors, officers and employees of Buyer and its Affiliates and
(iii) the respective successors and assigns of the foregoing.

          "Buyer Services Agreement" means the Services Agreement
           ------------------------
between Buyer and Sellers in the form of Exhibit C.
                                         ---------

          "Canada" has the meaning specified in the first paragraph of
           ------
this Agreement.

          "Canada Equipment" means equipment primarily used in the
           ----------------
Business (including equipment that is affixed) at Canada's Lindsay, Ontario facility.

          "Casing Patents" has the meaning specified in Section 8.10.
           --------------                               ------------

          "Chicago Personal Property" means the personal property
           -------------------------
located at Viskase's corporate headquarters in Bedford Park, Illinois and Chicago, Illinois that is not used primarily in the Business.

           "Chile" has the meaning specified in the first paragraph of
            -----
this Agreement.

          "Claim Notice" has the meaning specified in Section 11.3.
           ------------                               ------------

          "Closing" means the closing of the transfer of the Purchased
          -------
Assets from Sellers to Buyer.

          "Closing Date" has the meaning specified in Section 4.1.
           ------------                               -----------

          "Closing Purchase Price" has the meaning specified in
           ----------------------
Section 3.1.
-----------

          "COBRA" has the meaning specified in Section 8.3.
           -----                               -----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Company" or "Companies" means Viskase, Sales, Viskase
           -------      ---------
Brazil, Chile, UK, Canada and Ireland, individually or collectively, but when used in conjunction with Sellers, Company or Companies shall refer only to Viskase Brazil.

          "Competition Laws" shall mean all Requirements of Laws that
           ----------------
are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act.

          "Confidentiality Agreement" means that certain letter
           -------------------------
agreement dated January 20, 2000, as amended by letter agreement dated March 9, 2000, between Parent and Buyer and that certain confidentiality and common interest agreement dated May 26, 2000 between Parent and Buyer.

          "Contaminant" means any waste, pollutant, hazardous or toxic
           -----------
substance or waste, petroleum, petroleum-based substance or waste, special waste defined in or regulated under Environmental Laws.

          "Copyrights" means registered copyrights and pending
           ----------
applications to register the same.

          "Court Order" means any judgment, order, award or decree of
           -----------
any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "Cryovac Assignment Fee" has the meaning specified in
           ----------------------
Section 2.4(f).
--------------

          "Disclosure Letter" has the meaning set forth in Section
           -----------------                               -------
13.8.
----

          "EBITDA" means operating income before interest, taxes,
           ------
depreciation and amortization. "Operating income" shall equal net sales less (i) cost of sales, (ii) selling, general and administrative expenses and (iii) amortization of intangibles.

           "Employment Laws" means any applicable Requirements of
            ---------------
Laws, permits, orders or published decisions relating to (i) any aspect of employment or (ii) employee benefits.

          "Encumbrance" means any lien, claim, charge, security
           -----------
interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

          "Environmental Claim" means any written notice by any person
           -------------------
alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of Sellers with respect to the Business arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Contaminant at any location, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Encumbrance" means an Encumbrance in favor of
           -------------------------
any Governmental Body for (i) any liability under any Environmental Law or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Law" means all Requirements of Law relating
           -----------------
to pollution or protection of occupational safety or the environment, or the use, storage, handling, disposal or Release of Contaminants, as each are in effect as of the date hereof.

          "Environmental Matters" means any claim or liability
           ---------------------
relating to (i) the Release or threatened Release of a Contaminant or
(ii) liabilities arising under applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, as amended.

          "Escrow Account" has the meaning specified in Section 3.4.
           --------------                               -----------

          "Escrow Agent" has the meaning specified in Section 3.4.
           ------------                               ------------

          "Escrow Agreement" has the meaning specified in Section 3.4.
           ----------------                               -----------

          "Escrow Amount" has the meaning specified in Section 4.2.
           -------------                               -----------

          "Escrow Fund" has the meaning specified in Section 3.4.
           -----------                               ------------

          "Europe" has the meaning specified in the first paragraph of
           ------
this Agreement.

          "Excluded Assets" shall have the meaning specified in
           ---------------
Section 2.2.
-----------

          "Excluded Business" means the business of producing, selling
           -----------------
or distributing cellulosic, nylon and other casings, battery separators, dialysis membranes, netting, and the business of producing, selling or distributing polypropylene and polyethylene films currently conducted at Newton-Aycliffe, England.

          "Excluded Liabilities" shall have the meaning specified in
           --------------------
Section 2.4.
-----------

          "Excluded Taxes" has the meaning specified in Section
           --------------                               -------
8.2(a)(i).
---------

          "Expenses" means any and all reasonable out-of-pocket
           --------
expenses incurred in connection with defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including reasonable fees and disbursements of legal counsel).

          "Final Purchase Price" has the meaning specified in
           --------------------
Section 3.1.
-----------

          "Financial Statements" means the unaudited pro forma balance
          ---------------------
sheet of the Business being acquired by Buyer as of the Financial
Statements Date, and the related unaudited pro forma Seller EBITDA Statement for the year ended December 31, 1999, included in
Schedule 5.5.
------------

          "Financial Statements Date" means December 31, 1999.
           -------------------------

          "Foreign Affected Employee" has the meaning specified in
           -------------------------
Section 8.4(a).
--------------

          "GAAP" means United States generally accepted accounting
           ----
principles, consistently applied by Sellers, in effect at the date of the financial statement to which it refers, and in the case of the balance sheet included in the Financial Statements, as modified to reflect only Purchased Assets and Assumed Liabilities.

          "Governmental Body" means any foreign, federal, state, local
           -----------------
or other governmental authority or regulatory body.

          "Governmental Permits" has the meaning specified in
           --------------------
Section 5.8.
------------

          "Guaranties" has the meaning specified in Section 7.7.
           ----------                               -----------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
           -------
Act of 1976, as amended.

          "Indemnified Party" has the meaning specified in
           -----------------
Section 11.3.
------------

          "Indemnitor" has the meaning specified in Section 11.3.
           ----------                               ------------

          "Instrument of Assumption" means the Instrument of
           -------------------------
Assumption in the form of Exhibit B.
                          ----------

          "Intellectual Property" means Copyrights, Patent Rights,
           ---------------------
Trademarks and Trade Secrets.

          "Ireland" has the meaning specified in the first paragraph
           -------
of this Agreement.

          "IRS" has the meaning set forth in Section 3.3.
           ---                               -----------

          "Knowledge of Buyer" means, as to a particular matter, the
           ------------------
current actual knowledge of any officer of Buyer.

          "Knowledge of Sellers" means, as to a particular matter, the
           --------------------
current actual knowledge of the following persons: F. Edward Gustafson, Gordon S. Donovan, A Judson Burdick, Jean Luc Tillon and Kimberly K. Duttlinger.
          "Leased Properties" has the meaning set forth in Section
           -----------------                               -------
5.9(a).
------

          "Licensed Patents" shall mean United States Patent Nos.
           ----------------
4,863,769; 4,863,784; 4,976,898; 4,988,465; 5,059,481; 5,256,351;
5,256,428; and 5,439,717; including any continuations, continuations in part, divisionals, reexaminations or reissues thereof in the United States Patent and Trademark Office, and, counterpart foreign patents, and foreign patent applications.

          "Licensed Patents License Agreement" means the License
           ----------------------------------
Agreement in the form of Exhibit F.
                         ---------

          "Losses" means any and all out-of-pocket losses, costs,
           ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, it being understood that Losses shall not include punitive, special or consequential or opportunity cost damages of any kind or the loss of anticipated or future business or profits.

          "Mark" has the meaning set forth in Section 8.1.
           ----                               -----------

          "Material Adverse Effect" means a material adverse effect on
           -----------------------
the assets, liabilities (including contingent liabilities but excluding Excluded Liabilities), properties, customer relationships, results of operations or financial condition of the Business taken as a whole, other than changes (i) relating to generally applicable economic conditions or the Companies' industry in general, (ii) resulting from the public disclosure of the transactions contemplated by this Agreement or (iii) resulting from the execution of this Agreement or the consummation of the transactions contemplated hereby.

          "Net Working Capital Amount" has the meaning set forth in
           --------------------------
Section 3.2(a).
--------------

          "Neutral Auditors" has the meaning set forth in Section
           ----------------                               -------
3.2(d).
------

          "Newco Brazil" means a company to be organized under the
           ------------
laws of Brazil.

          "Newco Brazil Shares" means all of the issued and
           -------------------
outstanding capital stock of Newco Brazil.

          "Owned Real Property" has the meaning set forth in Section
           -------------------                               -------
5.9.
---

          "Parent" has the meaning specified in the first paragraph of
           ------
this Agreement.

          "Patent Rights" means patents, patent applications,
           -------------
continuations, continuations-in-part, divisions or reissues.

          "Pension Plan" means any pension plan, as defined in Section
           ------------
3(2) of ERISA, applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof.

          "Permitted Encumbrances" means (a) liens for Taxes and other
           ----------------------
governmental charges and assessments which are not yet due and payable,
(b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) leases, services agreements and other similar agreements which may constitute Encumbrances and are identified on the Schedules to this Agreement, (d) other Encumbrances or imperfections on property which are insignificant in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection, (e) all matters and exceptions set forth in the Reports on Title, (f) liens, charges, encumbrances or title exceptions or imperfections with respect to the Owned Real Property created by or resulting from the acts or omissions of Buyer or any of its affiliates, employees, officers, directors, agents, representatives, contractors, invitees or licenses, (g) liens, charges, encumbrances and/or title exceptions or imperfections created by any of the documents to be executed in connection with the Closing or this Agreement whether prior to, at or after the Closing, and (h) all matters shown on or referenced in the Surveys. Notwithstanding the foregoing, as of the Closing, the items struck-through on the Reports of Title shall not be Permitted Encumbrances for purposes of the foregoing definition.

          "Person" means any individual, corporation, partnership,

           ------
limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Policies" has the meaning specified in Section 8.3.
           --------                               -----------
          "Purchased Assets" has the meaning specified in Section 2.1.
           ----------------                               -----------

          "Regulations" has the meaning specified in Section 7.10.
           -----------                               ------------

          "Release" means release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal or discharge of a Contaminant into the environment.

          "Remedial Action" means actions required under Environmental
           ---------------
Law to (i) clean up, remove, treat or in any other way address Contaminants in the environment, (ii) prevent the threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Reports on Title" shall mean the reports on the attached to
          ----------------
Exhibit E.
---------

          "Requirements of Law" means any foreign, federal, state and
           -------------------
local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body and common law.

          "Resolution Period" has the meaning set forth in Section
           -----------------                               -------
3.2(c).
------

          "Sales" has the meaning specified in the first paragraph of
           -----
the Agreement.

          "SAVE Program" has the meaning specified in Section 8.3.
           ------------                               -----------

          "Sellers" has the meaning specified in the first paragraph
           -------
of this Agreement.

          "Seller Ancillary Agreements" means all agreements,
           ---------------------------
instruments and documents being or to be executed and delivered by Sellers under this Agreement or in connection herewith.

          "Seller EBITDA Statement" means the unaudited pro forma
           -----------------------
statement of the EBITDA of the Business being acquired by Buyer.
          "Seller Group Member" means (i) the Sellers and their
           -------------------
Affiliates, (ii) directors, officers and employees of Sellers and their Affiliates and (iii) the respective successors and assigns of the foregoing.

          "Seller's Group" shall mean any "affiliated group" (as
           --------------
defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes any Seller.

          "Sellers Transition Services Agreement" means the Transition
           -------------------------------------
Services Agreement between Buyer and Sellers in the form of Exhibit D.
                                                            ---------

          "Side License Agreement" means the agreement in the form of
           ----------------------
Exhibit  J.
----------

          "Software" means computer software programs and software
           --------
systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form; provided, however, that Software does not include
                     --------  -------
software that is available generally through consumer retail stores, distribution networks or is otherwise subject to "shrink-wrap" license agreements including, without limitation, any software pre-installed in the ordinary course of business as a standard part of hardware purchased by the Companies.

          "Straddle Period" means any taxable year or period beginning
           ---------------
on or before and ending after the Closing Date.

          "Surveys" shall mean (i) the ALTA/ACSM Land Title Survey of
           -------
the Owned Real Property located in Pauls Valley, Garvin County, Oklahoma, prepared by Hale & Associates Surveying, dated May 25, 1999 and (ii) the ALTA/ACSM Land Title Survey of the Owned Real Property located in Centerville, Appanoos County, Iowa, prepared by Hall Engineering Company, dated May 21, 1999.

          "Swansea Facility" means the facility subject to that
           ----------------
certain Lease Agreement dated October 7, 1991 between UK and the Council of Swansea.

          "Tax" (and, with correlative meaning, "Taxes") means any
           ---                                   -----
federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority.

          "Tax Package" has the meaning set forth in Section
           -----------                               -------
8.2(b)(iii).
-----------

          "Tax Return" means any return, report or similar statement
           ----------
required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "Title Company" means Chicago Title Insurance Company.
           -------------

          "Trademarks" means registered foreign, federal and state
           ----------
trademarks, service marks and trade names, and pending applications to register the foregoing.

          "Trade Secrets" means confidential ideas, trade secrets,
           -------------
know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information that provides the owner with a competitive advantage.

          "Transferred Improvements" shall have the meaning specified
           ------------------------
in Section 2.1(c).
   -------------

          "Transferred Land" shall have the meaning specified in
           ----------------
Section 2.1(b).
--------------

          "Transferred Leasehold Interests" has the meaning specified
           -------------------------------
in Section  2.1(f).
   ---------------

          "Transferred Real Property" has the meaning specified in
           -------------------------
Section  2.1(c).
---------------

          "UK" has the meaning specified in the first paragraph of
           --
this Agreement.
          "UK Employees" has the meaning specified in Section 5.18(g).
           ------------                               ---------------

          "US Holdings" has the meaning specified in the first
           -----------
paragraph of this Agreement.

          "Valuation Date" means 11:59 p.m. on the business day
           --------------
immediately preceding the Closing Date.

          "Valuation Date Statement" has the meaning specified in
           ------------------------
Section 3.2(a).
--------------

          "Viskase" has the meaning specified in the first paragraph
           -------
of this Agreement.

          "Viskase Brazil" means Viskase Brazil Embalagens Ltda., a
           --------------
company organized under the laws of Brazil.

          "Viskase Brazil Shares" means all of the issued and
           ---------------------
outstanding capital stock of Viskase Brazil.

          "Welfare Plan" means any welfare plan, as defined in Section
           ------------
3(1) of ERISA, applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof.


                             ARTICLE II
                             ----------
                          PURCHASE AND SALE
                          -----------------

          Section 2.1.   Transfer of Assets.  Subject to the Permitted
                         ------------------
Encumbrances and the terms and conditions of this Agreement, including
Section 2.2, Sellers will sell, convey, assign, transfer and deliver to
-----------
Buyer, or one or more Affiliates designated in writing by Buyer, and Buyer, or one or more Affiliates designated in writing by Buyer, will purchase, assume and acquire from Sellers, all of each Seller's right, title and interest in and to all of the assets used primarily in the Business, including the following assets (but not including the Excluded Assets) as they exist on the Closing Date (the following assets of Sellers being the "Purchased Assets," it being understood that such term
                   ----------------
includes the assets of Viskase Brazil to be contributed to Newco Brazil on or before the Closing Date pursuant to the Brazil Transactions):

          (a)  Balance Sheet Assets.  All of the assets reflected on
               --------------------
the balance sheet included in Schedule 5.5, except for cash, accounts
                              ------------
receivable, intercompany receivables and those assets disposed of or converted into cash after the Financial Statements Date in the ordinary course of business.

          (b)  Real Property Rights.  Each parcel of real property
               --------------------
described or depicted in Schedule 2.1(b) (the "Transferred Land").
                         ---------------       ----------------

          (c)  Improvements, Buildings, Structures and Fixtures.  The
               ------------------------------------------------
improvements, buildings, structures and fixtures that are located on the Transferred Land or any portion thereof (collectively, the "Transferred Improvements" and, together with the Transferred Land,
 ------------------------
the "Transferred Real Property").
     -------------------------

          (d)  Permits, Licenses, Etc.  The governmental
               ----------------------
authorizations, consents, approvals, permits, licenses or orders including applications for any of the foregoing, described in Schedule
                                                              --------
2.1(d).
------

          (e)  Personal Property.  The machinery, equipment, vehicles,
               -----------------
furniture and other tangible personal property of the Companies which is located on the Transferred Real Property on the Closing Date and used primarily in connection with the Business and all inventories (including all raw materials, supplies, work-in-process and other materials) relating primarily to the Business wherever located (all of which inventory will be included in the calculation set forth in
Section 3.2).
------------

          (f)  Other Assets.  (1) The Business Agreements,  (2) any
               ------------
other contracts and agreements relating to the Business entered into in the ordinary course of business which are not required to be listed on a Schedule hereto, (3) all purchase orders relating to the Business which are unfulfilled or unpaid on the Closing Date, in each case entered into in the ordinary course of business, (4) all other contracts and agreements relating to the Business entered into after the date hereof in the ordinary course of business, but, with respect to (1) through (4), only to the extent relating to the Business and
(5) Sellers' rights as tenant or landlord under each of the Leased Properties set forth in Schedule 5.9 (the "Transferred Leasehold
                        ------------       ---------------------
Interests") and (6) Sellers' rights as landlord under leases or
---------
similar agreements with respect to any of the Owned Real Property (collectively, the "Assigned Contracts").
                    ------------------

          (g)  Newco Brazil Shares.  All of the Newco Brazil Shares,
               -------------------
free and clear of all Encumbrances.

          (h)  Records.  The books, records, documents, drawings,
               -------
reports, operating data and similar items of Sellers relating primarily to the Business and all files and records relating to Intellectual Property conveyed to Buyer.

          (i)  Intellectual Property.  The Copyrights, Patent Rights
               ---------------------
and Trademarks listed in Schedule 2.1(i).
                         ---------------

          (j)  Trade Secrets.  All Trade Secrets and other proprietary
               -------------
or confidential information relating primarily to the Business.

          Section 2.2.  Excluded Assets.  Notwithstanding anything to
                        ---------------
the contrary contained herein, nothing in this Agreement will constitute or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following, all of the following being specifically excluded from the sale of assets contemplated by this Agreement (collectively, the "Excluded Assets"):
                                                   ---------------
(a) the assets (including contracts) listed or described on Schedule
                                                            --------
2.2(a); (b) the Marks, the Licensed Patents, the SAP Software and any
------
other Software used at the Transferred Real Property not relating primarily to the Business (except for transition rights as provided in the Sellers Transition Services Agreement); (c) except as provided in
Section 8.3, the assets of the Pension Plans and Welfare Plans
-----------
maintained by the Asset Sellers; (d) any properties, assets, business, operation, subsidiary or division of Sellers or any Affiliate of Sellers, whether tangible or intangible, real, personal or mixed, which is not related primarily to the Business; (e) any cash, cash equivalents, bank deposits and marketable securities of Sellers and all accounting or general ledger records of Sellers; (f) any communications between Sellers and their counsel, including attorney-client privileged or work product material, to the extent relating to Excluded Liabilities; (g) any abatement or refund of any Tax for which Sellers are liable pursuant to Section 8.2; (h) any rights, claims or
                               -----------
causes of action against any third parties relating to the Excluded Assets or the Excluded Liabilities; (i) all contracts of insurance and all rights thereunder; (j) all corporate records of Asset Sellers, including corporate minute books and stock transfer books and corporate seals; (k) without limiting the generality of clause (h), any rights the Sellers may have, or amounts the Sellers may be entitled to, against the ANC Defendants relating to the Licensed Patents; (l) the Chicago Personal Property; (m) any intercompany receivables and any other rights under any intercompany agreements between Sellers and their Affiliates; (n) all accounts receivable generated by the Business prior to the Closing Date; (o) any Trade Secrets or Patent Rights relating to shirring and any equipment used in shirring; (p) the parcel of real property located at 150 Colborne Street East, Lindsay, Ontario, Canada, together with the improvements, buildings, structures and fixtures (other than fixtures included in the Canadian Equipment) that are located thereon; and (q) the capital stock of Viskase (UK) Limited, a company organized under the laws of the United Kingdom.

          Section 2.3.  Assumed Liabilities.  On the Closing Date,
                        -------------------
Buyer will assume and be responsible and liable for (i) all obligations and liabilities related to, arising from or associated with ownership, occupancy, use or operation of the Purchased Assets from and after the Closing (other than Excluded Liabilities) and (ii) the following obligations and liabilities (collectively, "Assumed
                                                          -------
Liabilities"):
-----------

          (a)  Current and Long-Term Liabilities.  All liabilities
               ---------------------------------
reflected in the Valuation Date Statement and, if outstanding, (i) all interest-bearing debt and capitalized leases on the books of Sellers reflected in the balance sheet included in the Financial Statements (including any interest on such interest-bearing debt) and (ii) operating leases of production equipment providing for annual lease payments in excess of $100,000.

          (b)  Environmental Liabilities.  Any liabilities and
               -------------------------
obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the Transferred Real Property on or prior to the Closing Date or (ii) the operation of the Business at the Transferred Real Property on or prior to the Closing Date, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Contaminant on, at or from the Transferred Real Property, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or migrating therefrom.

          (c)  Compliance Liabilities.  Obligations to comply with,
               ----------------------
and all liabilities connected with or arising out of, the permits, licenses, approvals and other items (including applications) listed in
Schedule 2.1(d) and other permits, licenses, exemptions, allowances
---------------
and approvals obtained in connection with the Purchased Assets, in each case relating to the period from and after the Closing Date.

          (d)  Litigation and Claims.  All liabilities in respect of
               ---------------------
the claims or proceedings described in Schedule 2.3(d) and all
                                       ---------------
warranty or return claims.

          (e)  Assigned Liabilities.  Obligations and liabilities
               --------------------
under the Assigned Contracts (but only to the extent relating to the Business), in each case relating to the period from and after the Closing Date.

          (f)  Employment Laws.  Obligations and liabilities under the
               ---------------
Employment Laws to Transferred Employees relating to the period from and after the Closing Date.

          (g)  Other Specified Liabilities.  All other obligations and
               ---------------------------
liabilities allocated to Buyer in Article VIII of this Agreement.
                                  ------------

          Section 2.4.  Excluded Liabilities.  Buyer shall not assume
                        --------------------
or be obligated to pay, perform or otherwise discharge any liabilities or obligations of Sellers that are not Assumed Liabilities (all such liabilities and obligations not being assumed being herein called the "Excluded Liabilities") and, notwithstanding anything to the contrary in Section 2.3, none of the following shall be Assumed Liabilities for purposes of this Agreement:

          (a) obligations and liabilities of Sellers in respect of any Excluded Assets or other assets of Sellers which are not Purchased Assets and any obligations and liabilities of Canada other than (i) customer contracts, (ii) warranty and return claims and (iii) Assumed Liabilities described in Section 2.3(a), if any;
                         --------------

          (b)  except as provided in Sections 8.3 and 8.4, liabilities
                                     ------------     ---

of the Asset Sellers' employee benefit arrangements and plans listed in Schedule 5.16 or otherwise maintained or contributed to by the
   -------------
Asset Sellers;

          (c) any intercompany payables and other liabilities under intercompany agreements between Sellers and their Affiliates;

          (d)  the matters identified in Schedule 2.4;
                                         ------------

          (e) any costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

          (f)  the one-time payment to Cryovac, Inc. (the "Cryovac
                                                           -------
Assignment Fee") required under Section 2 of the Agreement dated
--------------
January 17, 2000 relating to the Cross-License Agreement dated March 27, 1996 between Cryovac, Inc., (as assignee of W.R. Grace & Co.-Conn., Inc.) and Viskase as a result of the transactions contemplated hereby; and

          (g) any liabilities and obligations incurred or imposed by any Environmental Law as a result of any Release on or prior to the Closing Date of any Contaminant on, at or from any real property or facility owned by a third Person to which Contaminants generated by the Business were sent for treatment or disposal prior to the Closing Date.

                             ARTICLE III
                             -----------

                            PURCHASE PRICE
                            --------------

          Section 3.1.  Purchase Price.  The aggregate purchase price
                        --------------
for the Purchased Assets shall be equal to $227,658,000 in cash minus
                                                                -----
the amount of (i) the interest-bearing debt and capitalized leases on the books of Sellers (including amounts for buy-outs at the end of the lease term), if any, and (ii) remaining payments under operating leases of production equipment providing for annual lease payments in excess of $100,000 (including amounts for buy-outs at the end of the lease term), if any, which leases, in the case of (i) or (ii), are being assumed by Buyer pursuant to Section 2.3(a) (the "Closing
                                   --------------       -------
Purchase Price"), subject to adjustment following the Closing in
--------------
accordance with Section 3.2 (the "Final Purchase Price").  The Closing
                -----------       --------------------
Purchase Price shall be paid by Buyer pursuant to Section 4.2 hereof.
                                                  -----------
The Closing Purchase Price may also be adjusted pursuant to Section
                                                            -------
3.5.
---
          Section 3.2.  Purchase Price Adjustment.  (a)  As soon as
                        -------------------------
practicable, but in no event later than 60 days following the Valuation Date, Sellers shall prepare a statement of adjusted working capital of the Business as of the Valuation Date (including the notes thereto, the "Valuation Date Statement"). The Valuation Date Statement
              ------------------------
shall present the net amount of the current assets of the Business that are Purchased Assets less the current liabilities of the Business that are Assumed Liabilities plus, from the Financial Statements Date to the Valuation Date, the investment in fixed assets (other than investments resulting from the purchase of (A) assets subject to capitalized leases on the books of Sellers or (B) production equipment under operating leases) less (i) the net proceeds from the disposal of any fixed assets of the Business and (ii) the replacement cost of any fixed assets of the Business included in the Purchased Assets that, from the Financial Statements Date to the Valuation Date, are lost, damaged beyond repair or destroyed (the "Net Working Capital Amount")
                                         --------------------------
and shall be prepared with respect to such items on a basis consistent with the Financial Statements. Notwithstanding the foregoing, the Valuation Date Statement shall not include any interest-bearing debt, any capitalized lease on the books of Sellers or any operating lease of production equipment providing for annual lease payments in excess of $100,000.

          (b) During the preparation of the Valuation Date Statement and the period of any dispute within the contemplation of this Section 3.2, Buyer shall (i) provide Sellers and Sellers' authorized representatives with access to the books, records, facilities, employees and accountants of the Business, (ii) provide Sellers as promptly as practicable after the Closing Date (but in no event later than 30 days after the Closing Date) with normal month-end closing financial information for the period ending on the Valuation Date and
(iii) cooperate with Sellers and Sellers' authorized representatives, including the provision on a timely basis of all information necessary or useful in connection with Sellers' preparation of the Valuation Date Statement.

          (c) Sellers shall deliver a copy of the Valuation Date Statement, together with the work papers used in the preparation thereof, to Buyer promptly after it has been prepared and in no event later than 60 days after the Closing Date. After receipt of the Valuation Date Statement, Buyer shall have 60 days to review the Valuation Date Statement, together with the work papers used in the preparation thereof. Unless Buyer delivers written notice to Sellers on or prior to the 60th day after Buyer's receipt of the Valuation Date Statement specifying all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Valuation Date Statement. If Buyer so notifies Sellers of its objection to the Valuation Date Statement, Sellers and Buyer shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve
                            -----------------
their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

          (d) At the conclusion of the Resolution Period, all amounts remaining in dispute shall be submitted to Deloitte & Touche (the "Neutral Auditors"). In the event that Deloitte & Touche is unwilling
-----------------
to serve as the Neutral Auditor hereunder and Buyer and Sellers are unable to agree on a substitute therefor, Buyer or Sellers may request the American Arbitration Association to appoint a nationally recognized accounting firm to act as Neutral Auditor hereunder who shall not have had a material relationship with Sellers or Buyer or any of their Affiliates within the past two years. Each party agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors shall be borne equally by Sellers and Buyer. The Neutral Auditors shall act as an arbitrator to determine, based solely on presentations by Sellers and Buyer, and not by independent review, only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days of their selection, whether or not such presentations by Sellers and Buyer have been made within such period, and shall be set forth in a written statement delivered to Sellers and Buyer and shall be final, binding and conclusive. The term "Adjusted Valuation Date Statement," as
                          ---------------------------------
hereinafter used, shall mean the definitive Valuation Date Statement agreed to by Buyer and Sellers in accordance with Section 3.2(c) or
                                                  --------------
the definitive Valuation Date Statement resulting from the determinations made by the Neutral Auditors in accordance with this
Section 3.2(d) (in addition to those items theretofore agreed to by
--------------
Sellers and Buyer), in each case prepared in the manner set forth in the Section 3.2(a) hereof. The Net Working Capital Amount reflected on
    --------------
the Adjusted Valuation Date Statement shall not be less than that specified by Buyer in its notice to Sellers pursuant to subsection (c) above nor more than that specified by Sellers on the Valuation Date Statement.

          (e) The Closing Purchase Price shall be increased or decreased, as the case may be, dollar for dollar, to the extent the Net Working Capital Amount reflected in the Adjusted Valuation Date Statement is greater than or less than $7,304,000, as the case may be. The amount of any increase to or reduction of the Closing Purchase Price pursuant to this Section 3.2 shall bear interest from the
                       -----------
Closing Date through the date of payment at the Agreed Rate in effect from time to time from the Closing Date to the date of such payment. The amount of any reduction of the Closing Purchase Price pursuant to this Section 3.2(e), together with interest thereon, shall be paid by
     --------------
wire transfer in immediately available funds by the Escrow Agent from the Escrow Account to the account specified by Buyer pursuant to the terms of the Escrow Agreement, and the balance of the Escrow Fund, if any, shall be paid by the Escrow Agent to the account specified by Sellers pursuant to the Escrow Agreement. If the Escrow Fund is insufficient to pay Buyer the amount of the reduction of the Closing Purchase Price pursuant to this Section 3.2(e), then the balance of
                                --------------
such reduction of the Closing Purchase Price shall be paid by wire transfer in immediately available funds by Sellers to the account specified by Buyer. The amount of any increase to the Closing Purchase Price pursuant to this Section 3.2(e), together with interest
                                --------------
thereon, shall be paid by wire transfer in immediately available funds by Buyer to the account specified by Sellers. In the event of any increase in the Closing Purchase Price pursuant to this Section
                                                        -------
3.2(e), then the Escrow Fund shall be paid by the Escrow Agent to the
------
account specified by Sellers pursuant to the Escrow Agreement. Such payment or transfer, as the case may be, shall be made within five business days after the Adjusted Valuation Date Statement is agreed to by Buyer and Sellers or any remaining disputed items are ultimately determined by the Neutral Auditors.

          Section 3.3.  Allocation of Purchase Price.  Prior to the
                        ----------------------------
date hereof, the parties have jointly prepared a schedule (the "Allocation Schedule") allocating the Closing Purchase Price as
 -------------------
determined pursuant to Sections 3.1 (including, for purposes of this
                       ------------
Section 3.3, any other consideration paid to Sellers, including the
-----------
Assumed Liabilities) among the Purchased Assets. The Allocation Schedule has been prepared in accordance with Section 1060 of the Code and the regulations thereunder. Buyer and the Sellers each agree to file Internal Revenue Service ("IRS") Form 8594, and all federal,
                                ---
state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Buyer and the Sellers each agree to provide the other promptly with any other information required to complete Form 8594.

          Section 3.4.  Escrow.  At the Closing Date, an escrow
                        ------
account (the "Escrow Account") shall be established with the Norwest
              --------------
Bank Minnesota, N.A. (the "Escrow Agent") for the Escrow Amount in
                           ------------
lieu of being paid directly to the Sellers. The Escrow Account shall be established pursuant to an agreement among the parties hereto and the Escrow Agent in substantially the form attached hereto as
Exhibit I (the "Escrow Agreement").  At the Closing Date, the Sellers
---------       ----------------
shall be deemed to have directed Buyer to wire transfer to the Escrow Agent an amount equal to the Escrow Amount. The Escrow Amount so delivered to the Escrow Agent and any other property or cash, and any income earned with respect thereto, from time to time held by the Escrow Agent pursuant to the terms of the Escrow Agreement is herein referred to as the "Escrow Fund." The Escrow Fund shall be held by
                    -----------
the Escrow Agent in escrow subject to the terms and conditions of the Escrow Agreement and shall apply to the purchase price adjustment set forth in Section 3.2 hereof.
         -----------

                            ARTICLE IV

                            CLOSING
                            -------

          Section 4.1.  Closing Date.  The Closing shall be
                        ------------
consummated on the later of (i) August 15, 2000 and (ii) the second business day after the conditions set forth in Articles IX and X have
                                               -----------     -
been satisfied or waived, at the offices of Sidley & Austin, Bank One Plaza, Chicago, Illinois, or at such other time and place as shall be agreed upon by Buyer and Sellers. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."
                                                       ------------

          Section 4.2.  Payment on the Closing Date.  Subject to
                        ---------------------------
fulfillment or waiver (where permissible) of the conditions set forth in Article IX, at the Closing Buyer shall pay (a) Sellers an amount
   ----------
equal to the Closing Purchase Price, minus (i) $1,000,000, (ii) the amount of the Cryovac Assignment Fee and (iii) the amount of the withholding Tax in respect of the sale of the Newco Brazil Shares to be borne by Sellers pursuant to Section 8.2(a)(vi), by wire transfer
                                ------------------
of immediately available funds to the bank account or accounts specified by Sellers, (b) the Escrow Agent, for the account of the Escrow Account, an amount equal to $1,000,000 (the "Escrow Amount") by
                                                    -------------
wire transfer of immediately available funds to the bank account specified by the Escrow Agent, to be held in escrow pursuant to
Section 3.4, (c) Cryovac, Inc. an amount equal to the Cryovac
-----------
Assignment Fee, as payment of such fee, by wire transfer of immediately available funds, to the bank account specified by Cryovac, Inc. and (d) the amount of any withholding Taxes required as a result of the sale of the Newco Brazil Shares.

          Section 4.3.  Buyer's Additional Closing Date Deliveries.
                        ------------------------------------------
Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article IX, at the Closing Buyer shall deliver to Sellers
             ----------
all of the following:

          (a) Certificate of good standing of Buyer (or any Affiliate of Buyer acquiring Purchased Assets hereunder) issued as of a recent date by the jurisdiction under which Buyer (or any such Affiliate) was formed;

          (b) Certificate of the secretary or an assistant secretary of Buyer (or any Affiliate of Buyer acquiring Purchased Assets hereunder), dated the Closing Date, in form and substance reasonably satisfactory to Sellers, as to (i) the charter and by-laws or similar organizational documents of Buyer (or any such Affiliate); (ii) the resolutions of the Board of Directors of Buyer (or any such Affiliate) authorizing the execution and performance of this Agreement, any Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; and (iii) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (c)  The certificate contemplated by Section 10.1, duly
                                               ------------
executed by a duly authorized officer of Buyer;

          (d)  The Instrument of Assumption duly executed by Buyer;

          (e) The Buyer Services Agreement, the Sellers Transition Services Agreement, the Licensed Patents License Agreement, the Side License Agreement and the Escrow Agreement, in each case duly executed by Buyer; and

          (f) A legal opinion(s) of counsel to Buyer, substantially in the form attached as Exhibit G .
                        ---------
          Section 4.4.  Sellers' Closing Date Deliveries.  Subject to
                        --------------------------------
fulfillment or waiver (where permissible) of the conditions set forth in Article X, at the Closing Sellers shall deliver to Buyer all of the
   ---------
following:

          (a) Certificate of good standing (or other equivalent status) of each Seller and Newco Brazil, issued as of a recent date by an authorized representative of the jurisdiction under which such Seller or Newco Brazil was formed;

          (b) Certificates of the secretary or an assistant secretary of each Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) the charter and by-laws or similar organizational documents of each Seller and Newco Brazil; (ii) the resolutions of the Board of Directors of such Seller authorizing the execution and performance of this Agreement, any Seller Ancillary Agreement to which such Seller is a party and the transactions contemplated hereby and thereby; and (iii) incumbency and signatures of the officers of such Seller executing this Agreement and any Seller Ancillary Agreement to which such Seller is a party;

          (c) The certificate(s) or other evidences of ownership representing all of the Newco Brazil Shares, duly endorsed to Buyer or accompanied by duly executed stock powers or duly executed assignments, as the case may be;

          (d)  The certificate contemplated by Section 9.1, duly
                                               -----------
executed by  duly authorized officers of each Seller;

          (e) The Bill of Sale and Instrument of Assignment(s) duly executed by Asset Sellers;

          (f) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Assets for which a certificate of title or origin is required in order to transfer title;

          (g) A special warranty deed or similar instrument with respect to each of the parcels of the Transferred Real Property, duly executed by Asset Sellers;

          (h) Assignments of each of the Leased Properties which have been obtained prior to Closing;

          (i) Any real estate transfer Tax declarations required to be executed or filed in connection with the transfer of the Purchased Assets;

          (j) The Buyer Services Agreement and the Sellers Transition Services Agreement, duly executed by Sellers;

          (k) The Licensed Patents License Agreement and the Side License Agreement, in each case duly executed by Viskase;

          (l) A legal opinion(s) of counsel to Sellers, substantially in the form attached as Exhibit H; and
                        ---------

          (m) Such other bills of sale, assignment and other instruments of transfer or conveyance as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets.

          Section 4.5.  Real Estate Conveyances.  The Owned Real
                        -----------------------
Property will be conveyed to Buyer and Sellers shall use their commercially reasonable efforts to have the Leased Properties assigned to Buyer, in accordance with standard local real estate practices, except that Buyer shall pay all Taxes and other fees associated with the transfer, recordation, registration and insurance or other determination/confirmation of title to such real estate.

                                 ARTICLE V
                                 --------

              REPRESENTATIONS AND WARRANTIES OF SELLERS
              -----------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers represent and warrant to Buyer as follows:

          Section 5.1.  Organization of Sellers.  Each Seller is a
                        -----------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

          Section 5.2.  Organization; Capital Structure of the
                        --------------------------------------
Companies; Power and Authority.  (a)  Viskase Brazil is and, as of the
------------------------------
Closing, Newco Brazil will be a corporation duly organized, validly existing and in good standing under the laws of Brazil. Each of the Companies is (and, as of the Closing, Newco Brazil will be) duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Companies has (and, as of the Closing, Newco Brazil will have) the corporate power and corporate authority to own or lease and operate its assets and to carry on the Business in the manner that it was conducted immediately prior to the date of this Agreement.

          (b) The issued and outstanding capital stock of Viskase Brazil is as set forth on Schedule 5.2. Except as set forth on
                          ------------
Schedule 5.2, US Holdings, Europe and Viskase own all of the Viskase
------------
Brazil Shares free and clear of all Encumbrances. Immediately prior to the Closing, US Holdings, Europe and Viskase will own all of the outstanding Newco Brazil Shares free and clear of all Encumbrances. All such capital stock is (or, in the case of Newco Brazil, will be) duly authorized, validly issued and outstanding, fully paid and nonassessable, and free of preemptive rights. Except for this Agreement and as set forth on Schedule 5.2, there are no commitments
                              ------------
to issue or sell any shares of capital stock or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from Sellers or the Companies, any shares of capital stock of Newco Brazil, and no such securities or obligations are outstanding.

          Section 5.3.  Subsidiary and Investments.  Viskase Brazil
                        --------------------------
does not (and Newco Brazil will not), directly or indirectly, own, of record or beneficially, any outstanding equity interests in any corporation, partnership, joint venture or other entity.

          Section 5.4.  Authority of Seller; Conflicts.  (a)  Each
                        ------------------------------
Seller has the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Seller Ancillary Agreements to which it is a party. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by each Seller have been duly authorized and approved by such Seller and do not require any further authorization or consent of such Seller or its stockholders. This Agreement has been duly authorized, executed and delivered by each Seller and (assuming the valid authorization, execution and delivery of this Agreement by Buyer) is the legal, valid and binding obligation of such Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by each Seller and upon execution and delivery by such Seller will be (assuming the valid authorization, execution and delivery by Buyer, where Buyer is a party, or the other party or parties thereto) a legal, valid and binding obligation of such Seller enforceable in accordance with its terms, subject, in the case of the Agreement and each of the Seller Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b)  Except as set forth in Schedule 5.4, neither the
                                      ------------
execution and delivery of this Agreement or any of the Seller
Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 5.4(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Purchased Assets or any of the assets of the Companies, under (1) the charter or by-laws or other organizational documents of Sellers or Viskase Brazil, (2) any note, instrument, mortgage, lease, franchise or financial obligation to which Sellers or Viskase Brazil is a party or by which Sellers or Viskase Brazil is bound, (3) any Court Order to which Sellers or Viskase Brazil is a party or by which Sellers or Viskase Brazil is bound or (4) any Requirements of Law affecting Sellers or Viskase Brazil, other than, in the case of clauses (2), (3) and (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of any of the transactions contemplated hereby, or

         (ii) require the approval, consent, authorization or act of, or the making by Sellers or Viskase Brazil of any declaration, filing or registration with, any Person, except (1) in connection, or in compliance, with the provisions of the HSR Act, (2) as required by foreign laws, (3) such consents, approvals, filings and notices as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement,
       (4) such filings as may be required in connection with the Taxes described in Section 8.2(a)(v), and (5) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of any of the transactions contemplated hereby.

          Section 5.5.  Financial Statements.  Schedule 5.5 contains
                        --------------------   ------------
the pro forma unaudited balance sheet of the Business being acquired by Buyer as of the Financial Statements Date and the pro forma unaudited Seller EBITDA Statement of the Business for the year then ended. Except as set forth therein or in Schedule 5.5, such balance
                                          ------------
sheet has been prepared in accordance with GAAP, and such balance sheet presents fairly, in all material respects, the financial position of the Business being acquired by Buyer as of the Financial Statements Date. The Seller EBITDA Statement has been prepared from the consolidated financial statements of Parent for the year ended December 31, 1999. The information set forth in the Seller EBITDA Statement has been prepared in accordance with Schedule 5.5 and,
                                               ------------
except as modified by Schedule 5.5, has been prepared in accordance
                      ------------
with GAAP. The Seller EBITDA Statement fairly presents, in all material respects, the results of operations of the Business being acquired by Buyer, based upon the principles set forth in Schedule
                                                          --------
5.5.
---
          Section 5.6.  Operations Since Financial Statements Date.
                        ------------------------------------------
Except as set forth in Schedule 5.6, since the Financial Statements
                       ------------
Date, there have been no changes in the assets, results of operations or financial condition of the Business which have had a Material Adverse Effect. Except as set forth in Schedule 5.6, since the
                                        ------------
Financial Statements Date, the Companies have conducted the Business only in the ordinary course.

          Section 5.7.  Taxes.  Except as set forth on Schedule 5.7,
                        -----                          ------------
(i) Sellers and Viskase Brazil, with respect to the Business and the Purchased Assets, have filed all material Tax Returns required to have been filed on or before the date hereof; (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid and such Tax Returns are true and correct in all material respects,
(iii) neither Sellers nor Viskase Brazil have waived in writing any statute of limitations in respect of Taxes with respect to the Business and the Purchased Assets which waiver is currently in effect;
(iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the IRS or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted in writing or assessments made in writing as a result of any examination of the Tax Returns referred to in clause
(i) by a taxing authority have been paid in full. Notwithstanding anything to the contrary in this Agreement, nothing in this Section
                                                            -------
5.7 shall cause Sellers to be liable for any Taxes for which Sellers
---
are not expressly liable pursuant to Section 8.2 (relating to Tax
                                     -----------
matters).

          Section 5.8.  Governmental Permits.  Except as set forth in
                        --------------------
Schedule 5.8, the Companies own, hold or possess all licenses,
------------
franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement (herein collectively called "Governmental
                                                        ------------
Permits"), except for such Governmental Permits as to which the
-------
failure to so own, hold or possess would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Companies has complied in all material respects with all terms and conditions of the Governmental Permits.

          Section 5.9.  Real Property.  (a) Schedule 5.9 contains a
                        -------------       ------------
brief description of (i) each parcel of real property owned by any of the Companies (which real property primarily relates to the Business) (the "Owned Real Property") and of the Swansea Facility (showing the
      -------------------
record title holder, location, the uses being made thereof and any indebtedness secured by a mortgage or other Encumbrance thereon) and of (ii) each option held by any of the Companies (with respect to the Business) to acquire any real property. Schedule 5.9 sets forth a
                                         ------------
list of each material lease or similar agreement under which any of the Companies (which real property relates primarily to the Business) is (i) lessor with respect to the Owned Real Property or (ii) lessee of, or holds or operates, any real property owned by any third Person (the "Leased Properties").
      -----------------

          (b) The Sellers have delivered or made available to Buyer copies of all title insurance policies, opinions, abstracts and surveys in the possession of any of the Companies and relating to the Owned Real Property. The Sellers have made available to Buyer true and complete copies of all the leases, subleases and other occupancy agreements (including amendments, extensions or other modifications thereto) in respect of the Leased Properties or the Owned Real Property, each of which is listed on Schedule 5.9. Except as
                                     ------------
described on Schedule 5.9, no consent, waiver, approval or
             ------------
authorization is required from the landlord under any of the Leased Properties as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

          (c)  Except as set forth in Schedule 5.9, UK has a good and
                                      -------------
valid leasehold interest in and to the Swansea Facility, subject to no Encumbrances except for Permitted Encumbrances.

          (d) There is no pending or, to the Knowledge of Sellers, threatened condemnation proceeding affecting any portion of the Owned Real Property or the Leased Properties. Other than the rights of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

          (e) None of the Companies uses any real property in connection with any material operation of the Business other than the Owned Real Property, the Leased Properties, the corporate headquarters in Bedford Park, Illinois, Chicago, Illinois and Paris, France, the facility in Lindsay, Ontario, the domestic and international distribution/service facilities, warehouses and the facility in Kentland, Indiana.

          Section 5.10.  Personal Property Leases.  Schedule 5.10
                         ------------------------   -------------
contains as of the date of this Agreement a list of each lease or other agreement or right under which any Company (which lease or agreement relates primarily to the Business) is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except those which are terminable by the Companies without penalty on 60 days' or less notice or which provide for annual rental payments of less than $100,000.

          Section 5.11.  Intellectual Property.  (a)  Schedule 5.11(a)
                         ---------------------        ----------------
contains a list of all Copyrights, Patent Rights and Trademarks owned by the Companies which are material to or used in the conduct of the Business, as currently conducted.

          (b)  Schedule 5.11(b) contains a list of all Software
               ----------------
licensed by the Companies which is material to or used in the conduct of the Business, as currently conducted.

          (c)  Except as disclosed in Schedule 5.11(c), the Companies
                                      -----------------
either: (i) own the entire right, title and interest in and to the Copyrights, Patent Rights, Trademarks and Software listed in Schedules
                                                             ---------
5.11(a) and 5.11(b), free and clear of any Encumbrance; or (ii) to the
-------     -------
Knowledge of Sellers, have a valid contractual right or license to use the same in the conduct of the Business.

          (d)  Except as disclosed in Schedule 5.11(d), to the
                                      ----------------
Knowledge of Sellers: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Schedule 5.11(a) are valid and in
                                    ----------------
force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind; (ii) the Copyrights, Patent Rights and Trademarks identified in Schedule 5.11(a) (other
                                           ----------------
than with respect to pending applications) owned by the Companies are valid and in force; and (iii) the Companies have the right to bring actions for infringement or unauthorized use of the Copyrights, Patent Rights, Trademarks and Software listed in Schedules 5.11(a) and
                                          -----------------
5.11(b).
-------

          (e)  Except as disclosed in Schedule 5.11(e), no written
                                      ----------------
notice of a claim of any infringement of any Intellectual Property of any other Person has been made or asserted to the Companies in respect of the conduct of the Business within the past two years.

          (f)  Except as disclosed in Schedule 5.11(f), no proceedings
                                      -----------------
are pending or, to the Knowledge of Sellers, threatened against the Companies which challenge the validity or ownership of any Copyright, Patent Right or Trademark described in Schedule 5.11(a).
                                       ----------------

          Section 5.12.  Title to Property.  Except as set forth on
                         -----------------
Schedule 5.12 and except for assets disposed of in the ordinary course
-------------
of business, the Companies have good and marketable title to (i) each item of equipment and other tangible personal property owned by such party relating primarily to the Business and (ii) any Owned Real Property located outside the United States, free and clear of all Encumbrances, except for Permitted Encumbrances.

          Section 5.13.  No Violation, Litigation or Regulatory
                         --------------------------------------
Action.  Except as set forth in Schedule 5.13, with respect to the
------                          -------------
Business:

          (i) the Companies have complied in all material respects with all applicable Requirements of Law and Court Orders;

          (ii) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Sellers, threatened against the Companies; and

         (iii) as of the date hereof, there is no action, suit or proceeding pending or, to the Knowledge of Sellers, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements.

          Notwithstanding the foregoing, the representation and warranty in Section 5.13(i) does not apply to Taxes, governmental
            ---------------
permits, intellectual property rights, employee benefit matters and environmental matters, which matters are covered in Sections 5.7, 5.8,
                                                    ------------  ---
5.11, 5.16 and 5.17, respectively.
----  ----     ----

          Section 5.14.  Contracts.  Except as set forth in Schedule
                         ---------                          --------
5.14 or any other Schedule hereto, as of the date of this Agreement,
----
the Companies are not a party to or bound by a contract, agreement or commitment that relates primarily to the Business and is any of the following:

         (i) any contract for the future purchase or sale of real property;

         (ii) any contract for the purchase by the Companies of services, supplies, components or equipment which is reasonably expected to involve the payment of more than $250,000 in the year ending December 31, 2000;

         (iii) any contract (including purchase orders) for the sale by the Companies of any services or products of the Business which is reasonably expected to involve the payment of more than $250,000 in the year ending December 31, 2000;

         (iv) any loan agreements, promissory notes, indentures, bonds, security agreements, guarantees or obligations for borrowed money or other instruments involving indebtedness in an amount in excess of $100,000 (except for such agreements or instruments which shall not apply to Buyer or its Affiliates upon Closing);

         (v) any partnership, joint venture or other similar agreement or arrangement;

         (vi)  any agreement that is material to the Intellectual
       Property owned or used by the Companies in respect of the Business; or

         (vii) any agreement containing any covenant or provision prohibiting the Companies from engaging in any line or type of business (except for such agreements which shall not apply to Buyer or its Affiliates upon Closing).

          Section 5.15.  Status of Contracts.  Except as set forth in
                         -------------------
Schedule 5.15 or in any other Schedule hereto, each of the leases,
-------------
contracts, licenses and other agreements listed in Schedules 5.9,
                                                   -------------
5.10, 5.11 and 5.14 (collectively, the "Business Agreements") is in
----  ----     ----                     -------------------
full force and effect. None of the Companies is in, or, to the Knowledge of Sellers, alleged to be in, breach or default under any of the Business Agreements, in any material respect.

          Section 5.16.  Employee Benefits.  Set forth on Schedule
                         -----------------                --------
5.16 is a list of all Pension Plans, Welfare Plans and any other
----
material employee benefit plans, including stock purchase, stock option, bonus, incentive compensation and deferred compensation plans, supplemental or executive benefit plans, non-qualified retirement plans, severance or separation plans, and any other material employee benefit plans, practices, policies or arrangements of any kind, whether written or oral, which are maintained by any Seller for the benefit of any of its officers or employees (including former employees) employed in the Business, or under which any Seller has any current or potential liability with respect to any employee or former employee of the Business, (hereinafter collectively referred to as "Plans"). Except as specifically disclosed on Schedule 5.16:
 -----                                        -------------

          (a) Each Pension Plan and each Welfare Plan (and each related trust, insurance contract or fund) is in compliance in form and in operation in all material respects with all applicable requirements of ERISA, the Code and any applicable state law or regulation (except for the adoption of any required amendments for which the remedial amendment period has not expired as of the Closing
Date). Each Pension Plan and each Welfare Plan has been administered in all material respects in accordance with its plan documents and the applicable laws and regulations, and there has been no material breach of fiduciary duty, prohibited transaction or other event with respect to a Plan which is reasonably likely to result in a material excise tax or other material claim or liability against Sellers, any Plan or any fiduciary of a Plan. The requirements of Code Section 4980B and Parts 6 and 7 of Subtitle B of Title I of ERISA, including but not limited to the provisions of said statutes relating to COBRA continuation of health coverage, and any similar requirement under any state or local law relating to continuation of employee welfare benefits, have been satisfied in all material respects with respect to each Welfare Plan that is subject to such requirements.

          (b)  Each Pension Plan listed in Schedule 5.16 which is
                                           -------------
intended to be a "qualified plan" for purposes of the Code has received a favorable determination letter from the Internal Revenue Service regarding its qualified status, and nothing has occurred since the date such determination letter was issued that would adversely affect such qualified status.

          (c) Each Pension Plan and each Welfare Plan is in compliance in all material respects with the applicable requirements for reporting and disclosure to participants under ERISA with respect to that plan. Sellers have made available to Buyer with respect to each Plan correct and complete copies of all current Plan documents and summary plan descriptions.

          (d) At no time during the six calendar years preceding the calendar year which the Closing Date occurs has any Seller or any entity which is or was aggregated with any Seller under Code Section 414 maintained or made any contributions to any multiemployer pension plan which is subject to Title IV of ERISA.

          (e) Buyer will not have any liability under ERISA Title IV after the Closing Date with respect to any Pension Plan which is or was maintained or contributed to by any Seller or by any entity that is aggregated with a Seller under Code Section 414.

          (f) No representation has been made to any Affected Employee (as defined in Section 8.3) with respect to any Plan which
                        -----------
would entitle the employee to benefits greater than or in addition to the benefits provided by the actual terms of the Plan, including, without limitation, representations as to post-retirement health or death benefits. Except as contemplated by this Agreement, no representation or promise has been made to any such employee that any new Plan is to be established.

          (g) No material action, suit, proceeding, hearing or investigation with respect to the administration of any Plan, the investment of the assets of any Plan or any violation of a law or regulation with respect to any Plan (other than routine claims for benefits) is currently pending. To the Knowledge of Sellers, no such action, suit, proceeding, hearing or investigation has been threatened.

          Section 5.17.  Environmental Matters.  (a)  The Companies
                         ---------------------
own, hold or possess all Governmental Permits which are necessary under Environmental Laws to carry on and conduct the Business substantially as currently conducted, except for such Governmental Permits as to which the failure to so own, hold or possess would not reasonably be expected to have a Material Adverse Effect, and all such Governmental Permits are in full force and effect. Schedule 5.17 sets
                                                    -------------
forth a list and brief description of each such Governmental Permit as of the date of this Agreement, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof.

          (b)  Except as disclosed on Schedule 5.17, (i) none of the
                                      -------------
Companies is subject to any investigation by, order from or written agreement with any Person (including without limitation any prior owner or operator of the Owned Real Property or the Leased Properties) relating primarily to the Business respecting (A) noncompliance with any Environmental Law, (B) any material Remedial Action or (C) any material claim of Losses or Expenses arising from the Release or threatened Release of a Contaminant into the environment;

         (ii) None of the Companies is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law, which proceeding, order, judgment, decree or settlement would reasonably be expected to have a Material Adverse Effect;

          (iii) To the Knowledge of Sellers, since January 1, 1996, none of the Companies has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release of a Contaminant into the environment relating to the operation of the Business, which notice or claim would reasonably be expected to have a Material Adverse Effect; and

          (iv)  To the Knowledge of Seller, no Environmental
       Encumbrance has attached to the Owned Real Property.


          (c)  Except as disclosed on Schedule 5.17, there are not

                                      -------------
present in, on or under any of the Owned Real Property or the Leased Properties any Contaminants in such form or quantities that would reasonably be expected to give rise to any material liability or obligation under any Environmental Law for any of the Companies.

          (d)  Except as disclosed on Schedule 5.17, none of the
                                      -------------
Companies has, in connection with the Business, released, disposed of, or arranged for the disposal of any Contaminants in any manner that would reasonably be expected to give rise to any material liability.

          (e)  Except as disclosed on Schedule 5.17, the Business
                                      -------------
of the Companies  at each of the Owned Real Property and Leased
Properties complies in all material respects with all Environmental Laws, licenses, permits and other authorizations.

          (f)  Except as disclosed on Schedule 5.17, all reports,
                                      -------------
filings and applications required by any Environmental Law with respect to the conduct of the Business at Owned Real Property or the Leased Properties have been duly made except where any failure would not reasonably be expected to give rise to any material liability.

          (g)  Except as disclosed on Schedule 5.17, there is no
                                      -------------
asbestos contained in or forming a part of any building or structure on any of the Owned Real Property or the Leased Properties that, in its current condition, would reasonably be expected result in any material liability for any of the Companies; no polychlorinated biphenyls are used or stored at any of the Owned Real Property or the Leased Properties or contained in any of the personal property included in the Purchased Assets; and there are not now, nor to the Knowledge of Sellers have there ever been, any aboveground or underground storage tanks on, in or under any Owned Real Property and none of the Companies own or operate any such storage tanks on any of the Leased Properties.

          (h)  Except as disclosed on Schedule 5.17, none of the
                                      -------------
Companies has at any time transported to, or disposed of in, any landfill or other disposal facility any Contaminants, which transportation or disposal would reasonably be expected to give rise to any material liability.

          (i)  Except as disclosed on Schedule 5.17, there is no
                                      -------------
Environmental Claim pending or, to the Knowledge of Sellers, threatened against any of the Companies.

          This Section 5.17 contains the sole representations and
               ------------
warranties made by Sellers with respect to Environmental Laws or any other Environmental Matter; and no representation or warranty as to Environmental Laws or any other Environmental Matter is intended, or shall be implied, from any of the other provisions in this Agreement.

          Section 5.18.  Employee Relations and Agreements.  (a)
                         ---------------------------------
Schedule 5.18(a) contains a true and complete listing, as of a recent
----------------
date, of all employees of the Companies (with respect to the Business), their annual base salary and date of hire. Since the Financial Statements Date, except as disclosed on Schedule 5.18(a) or
                                                  ----------------
as has occurred in the ordinary course of business and consistent as to timing and amount with past practices, none of the Companies (with respect to the Business) has: (i) increased the compensation payable or to become payable to or for the benefit of any of its employees or
(ii) increased, augmented or improved benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.

          (b)Except as set forth in Schedule 5.18(b), none of the
                                    ----------------
Companies (with respect to the Business) is a party to any labor contract, collective bargaining agreement or employment agreement.

          (c)  Except as set forth in Schedule 5.18(c), no union or
                                      ----------------
similar organization represents employees of the Companies (with respect to the Business) and, to the Knowledge of Sellers, no such organization is attempting to organize such employees. To the Knowledge of Sellers, no unfair labor practice charge, work stoppage, picketing or other similar activity relating to labor matters of the Business is currently pending.

          (d)  Except as set forth in Schedule 5.18(d), no director,
                                      ----------------
officer or employee of the Companies (with respect to the Business) is a party to any employment or other agreement with the Companies that entitles him or her to compensation or other consideration upon the acquisition by any Person of control of the Business.

          (e) Since January 1, 1999, Sellers have not engaged in any plant closing or mass layoff related to any employee of the Business which has resulted in liability under the Worker Adjustment and Retraining Notification Act of 1988, or under any comparable law or regulation of a foreign jurisdiction and, except as contemplated by
Section 7.9, have not issued any notice that any such action is to
-----------
occur in the future.
          (f) Sellers are in compliance in all material respects with all applicable requirements of the Immigration Reform and Control Act, and have in their files properly completed, in all material respects, copies of Form I-9 for all employees of the Business with respect to whom that form is required. The original of all such Form I-9's and all supporting documentation will be delivered to Buyer as soon as practicable after the Closing Date.

          (g)  In respect of UK only:

          (i)  Schedule 5.18(g)(i) contains a true and complete
               -------------------
       listing of the names of all persons employed by UK (the "UK
                                                                --
       Employees"), their annual base salary and date of hire.
       ---------

          (ii) Since April 1, 2000 through the date hereof, except as set forth in Schedule 5.18(g)(ii), no management level UK
                   ---------------------
       Employee has given formal notice terminating his or her employment.

          (iii) No negotiations for any increase in the renumeration or benefits of any of the UK Employees are current or due to take place within a period of 6 months after the Closing Date, in each case other than in the ordinary course of business consistent with past practice.

          (iv) To the Knowledge of Sellers, none of the UK Employees is involved in any industrial dispute with UK and, to the Knowledge of Sellers, no such dispute has been threatened.

          Section 5.19.  No Undisclosed Liabilities.  Except for (a)
                         --------------------------
liabilities incurred in the ordinary course of business, (b) transaction expenses incurred in connection with this Agreement, (c) liabilities which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Business, or (d) liabilities set forth in Schedule 5.19 or in any
                                          -------------
other Schedule hereto, as of the date hereof, the Companies have not incurred any liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Business prepared in accordance with GAAP. Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 5.19 with
                                                     ------------
respect to any matter that is specifically addressed by another representation or warranty contained in this Article V.
                                             ---------

          Section 5.20.  Insurance.  Sellers or the Companies
                         ---------
currently maintain the insurance policies and coverages set forth in
Schedule 5.20.  Except as set forth in Schedule 5.20  with respect to
-------------                          -------------
the Business, there are no outstanding claims under any insurance policy or default with respect to provisions in any such policy which claim or default individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          Section 5.21.  No Brokers.  Except for the fees payable to
                         ----------
Donaldson, Lufkin & Jenrette Securities Corporation by Sellers (which shall be paid by Sellers), no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Sellers or the Companies.

          Section 5.22.  Transactions with Affiliates.  Except as set
                         ----------------------------
forth in Schedule 5.22, since January 1, 1999, none of the Sellers or
         -------------
Viskase Brazil has entered into any transaction, agreement, arrangement or understanding with any Affiliates other than on an arm's length basis.

          Section 5.23.  Location of Inventory.  Other than inventory
                         ---------------------
physically located in the states of Illinois, Iowa and Oklahoma and other than as set forth in Schedule 5.23, none of the Sellers has any
                           -------------
inventory (as that term is defined in any applicable "bulk sale" or similar law) located in the United States or its territories and possessions, including without limitation any inventory on consignment or otherwise located at the premises of any customer of any of the Sellers. As of June 15, 2000, the inventory physically located in the states of Illinois, Iowa and Oklahoma constitute in the aggregate not less than 75% of the value of inventory of each Seller located in the United States and included in the Business, as set forth on the general ledgers of each of the Sellers located in the United States.

          Section 5.24.  UCC Section 9-114 Filings.  With respect to
                         -------------------------
any inventory on consignment at the premises of any customer of Sellers located in the United States, it is the customary practice of Sellers to make filings under UCC Section 9-114 (or a comparable provision of law in the applicable jurisdiction) with the appropriate Governmental Body, and Sellers have furnished true and correct copies of such filings to Buyer.
                               ARTICLE VI
                               ----------

              REPRESENTATIONS AND WARRANTIES OF BUYER
              ---------------------------------------

          As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Sellers as follows:

          Section 6.1.  Organization of Buyer.  Buyer is a corporation
                        ---------------------
duly organized, validly existing and in good standing under the laws of the State of Missouri. Buyer has the corporate power and corporate authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

          Section 6.2.  Authority of Buyer; Conflicts.  (a)  Buyer has
                        -----------------------------
the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Buyer Ancillary Agreements.
The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by Sellers) is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by Sellers, where a Seller is a party, or the other party or parties thereto) a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject, in the case of the Agreement and each of the Buyer Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 6.2(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the charter or By-laws of Buyer, (2) any note, instrument, mortgage, lease, franchise or financial obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Law affecting Buyer, other than, in the case of clauses (2), (3) and (4) above, any such breaches, defaults, rights or loss of rights that, individually or in the aggregate, would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby, or

         (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except for (1) in connection, or in compliance, with the provisions of the HSR Act, (2) as required by foreign laws, (3) such consents, approvals, filings and notices as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (4) such filings as may be required in connection with the Taxes described in
       Section 8.2(a)(v), and (5) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          Section 6.3.  No Violation, Litigation or Regulatory Action.
                        ---------------------------------------------

          (a) As of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the Knowledge of Buyer, threatened against Buyer or its subsidiaries which are reasonably expected to materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          (b) As of the date hereof, there is no action, suit or proceeding pending or, to the Knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements.

          Section 6.4.  Financing.  Buyer has sufficient funds
                        ----------
available for it to pay the Closing Purchase Price.

          Section 6.5.  Investment Intent.  Buyer is acquiring the
                        -----------------
Shares as an investment for its own account and not with a view to the distribution thereof. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Shares in the absence of registration under, or pursuant to an applicable exemption from, federal and applicable state securities laws.

          Section 6.6.  No Brokers.  Except for J.P. Morgan & Co.
                        ----------
Incorporated (the fees of which shall be paid by Buyer), no broker, finder or investment banker is entitled to any fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

                           ARTICLE VII
                           -----------

               ACTION PRIOR TO THE CLOSING DATE
               --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          Section 7.1.  Access to Information.  Sellers shall afford
                        ---------------------
to the officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants, attorneys, financial advisors and other consultants and advisors) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Business to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Business as shall be reasonably requested; provided, however, that
                                               --------  -------
Sellers shall not be required to violate any obligation of confidentiality to any Person who is not an Affiliate of Sellers or Viskase Brazil to which Sellers or Viskase Brazil is subject or to waive any privilege which any of them may possess in discharging their obligations pursuant to this Section 7.1 (it being understood that
                             -----------
this limitation shall not apply in the case of any liabilities and claims to be assumed by Buyer pursuant to Section 2.3(d)); and
                                          --------------
provided further, however, that to the extent that any privilege
-------- -------  -------
applies in the case of other matters, that the respective Seller and Buyer shall enter into a confidentiality and common interest agreement, similar to the Confidentiality and Common Interest Agreement dated as of May 26, 2000 between Buyer and Parent, relating to such other matters. Notwithstanding the foregoing, it is understood and agreed that all requests for access pursuant to this
Section 7.1 shall be submitted or directed exclusively to Gordon S.
-----------
Donovan and, without his prior approval (which shall not be unreasonably withheld or delayed), Buyer shall not initiate, or cause to be initiated, communication with any employee or customer of the Companies with respect to the Business and a representative of Seller shall be given reasonable advance notice and a reasonable opportunity to participate in any such approved communication. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Viskase Brazil or Sellers. If in the course of any investigation pursuant to this
Section 7.1, Buyer's officers, employees or authorized representatives
-----------
discover any breach of any representation or warranty contained in this Agreement, or any circumstance or condition that upon Closing would constitute such a breach, Buyer covenants that it will promptly so inform Sellers.

          Section 7.2.  Notifications.  Each of Buyer and Sellers
                        -------------
shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Each party hereto shall promptly notify the other of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against Viskase Brazil, Newco Brazil, Sellers or Buyer, as the case may be, that would have been listed in Schedule 5.13 or Schedule 6.3, as the case may be,
                    -------------    ------------
if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          Section 7.3.  Consents of Third Parties; Governmental
                        ---------------------------------------
Approvals; Commercially Reasonable Efforts.  (a)  Sellers and Buyer
------------------------------------------
will act diligently and reasonably in attempting to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the other party, required to be obtained from any party (other than a Governmental Body) to consummate the transactions contemplated by this Agreement; provided, however, that
                                             --------  -------
such action shall not include any requirement of Sellers or any of their Affiliates (including Viskase Brazil and Newco Brazil) to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

          (b) During the period prior to the Closing Date, Buyer shall act diligently and reasonably, and Sellers, upon the request of Buyer, shall use its reasonable efforts to cooperate with Buyer, in attempting to secure any consents and approvals of any Governmental Body required to be obtained by Buyer in order to permit the consummation of the transactions contemplated by this Agreement.

          (c) Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to consummate the transactions contemplated hereby as expeditiously as practicable.

          Section 7.4.  Operations Prior to the Closing Date.  (a)
                        ------------------------------------
Each Asset Seller shall, and Sellers shall cause Viskase Brazil and Newco Brazil to, use commercially reasonable efforts to operate and carry on the Business in the ordinary course and substantially as operated immediately prior to the date of this Agreement. Consistent with the foregoing, each Asset Seller shall, and Sellers shall cause Viskase Brazil and Newco Brazil to, use its commercially reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, contractors, licensors, employees, customers and distributors of the Business.

          (b)  Notwithstanding Section 7.4(a), except as set forth on
                               --------------
Schedule 7.4, except as contemplated by this Agreement or except with
------------
the express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld or delayed), each Asset Seller shall not (with respect to the Business), and Sellers shall cause Viskase Brazil and Newco Brazil not to, in each case other than in the ordinary course of business:
         (i) make any material change in the Business or its operations, except such changes as may be required to comply with any applicable Requirements of Law;

         (ii) make any capital expenditure or enter into any contract or commitment therefor in excess of $500,000;

          (iii)  enter into any contract for the purchase of real
       property or exercise any option to extend a lease listed in
       Schedule 5.9;
       ------------

         (iv) sell, lease (as lessor), transfer or otherwise dispose of (including any transfers to any of its Affiliates), or mortgage or pledge, or impose or suffer to be imposed any Encumbrance on, any of the Purchased Assets, other than inventory and minor amounts of personal property sold or otherwise disposed of in the ordinary course of the Business and other than Permitted Encumbrances;

          (v) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money (other than money borrowed or advances from any of its Affiliates in the ordinary course of business);

          (vi) make, or agree to make, any payment or distribution of assets (other than cash) to any of its Affiliates (other than intercompany transactions in accordance with past practices);

         (vii) institute any increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, other than as required by any such plan or Requirements of Law;

         (viii) make any change in the compensation of its employees, other than changes made in accordance with normal compensation practices or pursuant to existing contractual commitments and consistent with past compensation practices;

         (ix) make any change in the accounting policies applied in the preparation of the Financial Statements, unless such change is required by GAAP; or

          (x) issue any capital stock (or securities exchangeable, convertible or exercisable for capital stock) of Newco Brazil other than to Sellers.

          Section 7.5.  Antitrust Law Compliance.  As promptly as
                        ------------------------
practicable after the date hereof (and in any event within 10 business days after the date hereof), Buyer and Sellers shall file all notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, and, if necessary, any other Competition Laws, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the Competition Laws and any such rules and regulations. The parties agree to seek early termination with respect to the waiting period under the HSR Act. Each of Buyer and Sellers agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the Competition Laws and any such rules and regulations.

          Section 7.6.  Intercompany Obligations.  Sellers shall take
                        ------------------------
such action as may be necessary so that, as of the Closing Date, there shall be no intercompany obligations between the Companies and their Affiliates relating to the Business.

          Section 7.7.  Release of Guaranties.  With respect to any
                        ---------------------
obligations of Sellers under any guaranties, letters of credit, letters of comfort, bid bonds or performance bonds obtained or given by Sellers relating to the Business set forth in Schedule 7.7 (the
                                                 -------------
"Guaranties"), Buyer shall use commercially reasonable efforts to
 ----------
cause Sellers to be fully released, in each case, effective as promptly as practicable, in respect of all obligations of Sellers and any Affiliate under any such Guaranties. If Buyer is unable to effect such a substitution and release with respect to any Guaranty after using reasonable efforts to do so, Buyer shall indemnify Sellers from any Loss or Expense arising from such Guaranty. Without limiting the foregoing, after the Closing, Buyer will not, and will not permit any of is Affiliates to, renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by a Guaranty without providing Sellers with evidence satisfactory to Sellers that Sellers' Guaranty has been released.

          Section 7.8.  Pre-Closing Structuring.  Immediately prior to
                        -----------------------
or concurrently with the Closing, US Holdings, Europe, Viskase and Buyer shall cause the Brazil Transactions to be consummated. US Holdings, Europe and Viskase shall afford Buyer a reasonable opportunity to review and comment on significant matters pertaining to the Brazil Transactions, and Sellers agree not to take any action as to which Buyer shall reasonably object.

          Section 7.9.  Canadian Plant.  (a) From the Closing until 30
                        --------------
days after the Closing, upon reasonable notice, Sellers shall afford representatives of Buyer reasonable access during normal business hours to the plant in Lindsay, Ontario for the sole purpose of removing the Purchased Assets. Buyer agrees to indemnify Sellers, their Affiliates and their respective officers, employees, agents, successors and assigns against and hold them harmless from all Losses or Expenses incurred by them for damages caused by the removal of the Purchased Assets from the plant in Lindsay, Ontario but will not restore the premises to original condition.

          (b) It is understood that Buyer does not contemplate making offers to employees at the plant in Lindsay, Ontario. Viskase Canada will comply with all of its obligations in respect of the employees at such plant under applicable Requirements of Law, including notice and severance requirements under the Ontario Employment Standards Act, any employment agreements with such employees and any obligations pursuant to any agreement with a union.

          Section 7.10.  UK Plant.  Prior to Closing, each of UK and
                         --------
Buyer shall comply in all material respects with Regulation 10 of the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended (the "Regulations").
                 -----------

          Section 7.11.  Foreign Inventory.  Except as otherwise
                         -----------------
provided in this Section 7.11, the parties agree that, prior to
                 ------------
Closing, title to certain inventories of the Business held by foreign subsidiaries on the books of Sellers will be transferred to UK and included as Purchased Assets. Subject to the mutual agreement of the parties, the parties may enter into a distribution arrangement on commercially reasonable terms pursuant to which (i) Viskase SpA will act as a distributor for Buyer, (ii) the inventories of the Business held by Viskase SpA will be retained by Viskase SpA and treated as an Excluded Asset for all purposes under this Agreement and (iii) the non-competition provisions in Section 8.9(a) shall not apply to the
                              --------------
distribution activities of Viskase SpA.

                             ARTICLE VIII
                             ------------
                        ADDITIONAL AGREEMENTS
                        ---------------------

          Section 8.1.  Use of Names.  (a)  Sellers are not conveying
                        ------------
ownership rights or granting Buyer or its Affiliates (including Newco Brazil after the Closing) a license to use any of the tradenames or trademarks of Sellers or any Affiliate of Sellers, including the "Viskase" trademark (other than as provided in Section 8.1(b) and the
                                               --------------
Trademarks identified on Schedule 5.11(a)) and, after the Closing,
                         ----------------
Buyer and its Affiliates (including Newco Brazil after the Closing) shall not use in any manner such names or marks of Sellers or any Affiliate of Sellers or any word that is similar in sound or appearance to such names or marks. In the event Buyer or any Affiliate of Buyer violates any of its obligations under this Section
                                                              -------
8.1, Sellers and their Affiliates may proceed against it in law or in
---
equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 8.1
                                                          -----------
may cause Sellers and their Affiliates irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this
Section 8.1, Sellers and any of their Affiliates shall be entitled, in
-----------
addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this Section 8.1, without the necessity of posting a bond.
     -----------
          (b) Sellers hereby grant to Buyer for 24 months following the Closing Date with respect to inventory and packaging material in stock as of the Closing Date and 60 days following the Closing Date with respect to signage and stationery and 180 days after the Closing Date with respect to promotional matters, each of which shall relate primarily to the Business, a non-exclusive, non-transferable, fully-paid and royalty-free license to use the "Viskase" name (the "Mark")
                                                              ----
in connection with the transition of the names used by the Business to new names. Notwithstanding the foregoing, Buyer and its Affiliates (including Newco Brazil after the Closing) shall use commercially reasonable efforts to change all references to the Mark as soon as practicable following the Closing Date, and shall make clear in all correspondence and communications made by Buyer that the Business is no longer owned by Sellers.

          Section 8.2.  Tax Matters.  (a)  Liability for Taxes.  (i)
                        -----------        --------------------
Sellers shall be liable for and pay, and pursuant to Article XI (and
                                                     ----------
subject to the limitations thereof) agree to indemnify and hold harmless each Buyer Group Member from and against any and all Taxes
(A) imposed on Newco Brazil pursuant to Treas. Reg. Sec. 1.1502-6 or similar provision of state, local or foreign law solely as a result of Newco Brazil having been a member of a Seller's Group, (B) imposed on Newco Brazil as a result of the Brazil Transactions, (C) imposed on Newco Brazil, or for which Newco Brazil may otherwise be liable, or
(D) applicable to the Business and the Purchased Assets, in each case attributable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date; provided, however, with respect to Taxes other than income or
--------  -------
franchise Taxes of the Business, only to the extent that the amount of such other Taxes exceeds the amount of such other Taxes that have been provided for in the Valuation Date Statement, provided, further, that
                                              --------  -------
Sellers shall not be liable for or pay, and do not agree to indemnify and hold harmless each Buyer Group Member from and against, (I) any Taxes that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign law as a result of the purchase of the Newco Brazil Shares or that result from Buyer, any Affiliate of Buyer, or Newco Brazil engaging in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of Newco Brazil for federal, state, foreign or local Tax purposes and
(II) any Taxes imposed on Newco Brazil, or for which Newco Brazil may otherwise be liable, as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg. Sec. 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing (Taxes described in this proviso, hereinafter "Excluded Taxes").
                                               --------------
Buyer and Sellers agree that, with respect to any transaction described in clause (II) of the preceding sentence, Newco Brazil and all persons related to Newco Brazil under Section 267(b) of the Code immediately after the Closing shall treat the transaction for all federal income Tax purposes (in accordance with Treas. Reg.
Sec. 1.1502-76(b)(1)(ii)(B)), and (to the extent permitted) for other income Tax purposes, as occurring at the beginning of the day following the Closing Date. Sellers shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.


         (ii)  Buyer shall be liable for and pay, and pursuant to
       Article XI (and subject to the limitations thereof) agrees to indemnify and hold harmless each Seller Group Member from and against, (A) any and all Taxes imposed on Newco Brazil, or for which Newco Brazil may otherwise be liable and (B) all Taxes applicable to the Business or the Purchased Assets, in each case applicable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (C) Excluded Taxes. Except as otherwise provided herein, Buyer shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date, to the extent the refund relates to any Taxes imposed on Buyer.

           (iii) For purposes of paragraphs (a)(i) and (a)(ii), whenever it is necessary to determine the liability for Taxes of Newco Brazil or with respect to the Business and the Purchased Assets for a Straddle Period, the determination of the Taxes of Newco Brazil or with respect to the Business and the Purchased Assets for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of Newco Brazil or with respect to the Business and the Purchased Assets for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of Newco Brazil or the Purchased Assets were closed at the close of the Closing Date, provided, however, that (I) transactions
                            --------  -------
       occurring on the Closing Date that are properly allocable
       (based on, among other relevant factors, factors set forth in Treas. Reg. Sec. 1.1502-76(b)(1)(ii)(B) with respect to federal law) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date and (II) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. Notwithstanding the foregoing provisions of this paragraph (a)(iii), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by Newco Brazil or of the Purchased Assets or assets of the Business for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (z) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (y) of this sentence.

          (iv) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which Sellers would otherwise be liable pursuant to paragraph (a)(i) of this Section 8.2, and such
                                            -----------
       change results in a decrease in the Tax liability of Newco Brazil, Buyer or any Affiliate or successor of any thereof for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, Sellers shall not be liable pursuant to such paragraph (a)(i) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by Sellers or any Affiliate thereof, Buyer shall pay Sellers an amount equal to such decrease).

           (v)  Except as provided in Section 4.5, notwithstanding
                                      -----------
       anything herein to the contrary, Buyer shall pay, and agrees to indemnify and hold harmless each Seller Group Member from and against any and all real property transfer or gains Taxes, sales Taxes, use Taxes, stamp Taxes, stock transfer Taxes, asset transfer Taxes, or other similar Taxes imposed on the transactions contemplated by this Agreement on a purchaser under Requirements of Law; provided, however, that with respect
                                  --------  --------
       to the sale of the Newco Brazil Shares, Buyer agrees to reimburse Sellers for one-half of any applicable withholding Taxes imposed on Sellers under Requirements of Law (it being understood that Buyer shall not pay more than $750,000 under this proviso). Buyer is agreeing to reimburse Sellers pursuant to the foregoing proviso, but is not hereby otherwise assuming any withholding Tax liability of Sellers.

           (vi)  Except as provided in Section 4.5, notwithstanding
                                       -----------
       anything herein to the contrary, Sellers shall pay, and agree to indemnify and hold harmless each Buyer Group Member from and against any and all real property transfer or gains Taxes, sales Taxes, use Taxes, stamp Taxes, stock transfer Taxes, asset transfer Taxes, or similar Taxes imposed on the transactions contemplated by this Agreement on a seller under
       Requirements of Law; provided, however, that with respect to
                            --------  -------
       the sale of the Newco Brazil Shares, Buyer agrees to make the payment as set forth in clause (v) above.

          (b)  Tax Returns.  (i)  Sellers shall timely file or cause
               -----------
to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are (x) required to be filed by or with respect to Newco Brazil for taxable years or periods ending on or before the Closing Date (in the case of income, franchise and similar Tax Returns required to be filed by or with respect to Newco Brazil as well as Tax Returns required to be filed by or with respect to Newco Brazil on a combined, consolidated or unitary basis with Sellers or any Affiliate thereof) or (y) due on or before the Closing Date (with respect to other Tax Returns), and in each case Sellers shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to Newco Brazil and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. With respect to Tax Returns to be filed by Buyer pursuant to the preceding sentence that relate to taxable years or periods ending on or before the Closing Date or that relate to any Straddle Period (I) such Tax Returns shall be filed in a manner consistent with past practice and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including, without limitation, any such position, election or method which would have the effect of accelerating income to periods for which Sellers are liable or deferring deductions to periods for which Buyer is liable) and (II) such Tax Returns shall be submitted to Sellers not later than 30 days prior to the due date for filing such Tax Returns (or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by Sellers, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause (I) of this sentence. Sellers or Buyer shall pay the other party for the Taxes for which Sellers or Buyer, respectively, is liable pursuant to paragraph (a) of this Section 8.2 but which are payable with any Tax
                      -----------
Return to be filed by the other party pursuant to this paragraph (b) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by Sellers or Buyer, as the case may be, but in no event earlier than 10 business days prior to the due date for paying such Taxes.

         (ii) None of Buyer or any Affiliate of Buyer shall (or shall cause or permit Newco Brazil to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to Newco Brazil or the Business or the Purchased Assets with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Sellers, which consent may not be unreasonably withheld.

          (iii) Buyer shall promptly cause Newco Brazil to prepare and provide to Sellers a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by Sellers to enable Sellers to prepare
        -----------
       and file all Tax Returns required to be prepared and filed by it pursuant to paragraph (b)(i). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of Newco Brazil. Buyer shall cause the Tax Package to be delivered to Sellers within 90 days after the Closing Date.

          (c)  Contest Provisions.  (i)  Buyer shall promptly notify
               ------------------
Sellers in writing upon receipt by Buyer, any of its Affiliates, or Newco Brazil of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Sellers may be liable pursuant to this Section 8.2.
     -----------

         (ii) Sellers shall have the sole right to represent Newco Brazil's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which Sellers may be liable pursuant to this Section 8.2, and to employ
                                      -----------
       counsel of their choice at their expense. Buyer shall be entitled to participate at its expense in any such audit or proceeding. In the case of a Straddle Period, Sellers shall be entitled to participate at their expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of Buyer, and at Sellers' sole expense, may assume the entire control of such audit or proceeding. None of Buyer, any of its Affiliates, or Newco Brazil may settle any Tax claim for any Taxes for which Sellers may be liable pursuant to paragraph (a) of this Section 8.2, without the
                                         -----------
       prior written consent of Sellers, which consent may not be unreasonably withheld.

          (d)  Assistance and Cooperation.  After the Closing Date,
               --------------------------
each of Sellers and Buyer shall (and cause their respective Affiliates to):

         (i)  assist the other party in preparing any Tax Returns
       which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 8.2;
                                                -----------

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of Newco Brazil or with respect to the Business or the Purchased Assets;

           (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of Newco Brazil, the Business and the Purchased Assets;

            (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of Newco Brazil for taxable periods for which the other may have a liability under this Section 8.2;

            (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

           (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraphs (a)(v) and
       (a)(vi) of this Section 8.2 (relating to sales, transfer and
                       -----------
       similar Taxes); and

           (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 8.2.
            -----------

          (e)  Election Under Section 338.  Sellers and Buyer agree
               --------------------------
that Buyer may, in its discretion, make any election under Section 338 of the Code or under any applicable similar provision of state or foreign law with respect to Newco Brazil.

          Section 8.3.  Employee Matters ! Employees of Asset Sellers,
                        ----------------------------------------------
Other Than UK.  (a)  Effective as of the Closing Date, each Asset
-------------
Seller shall terminate the employment of, and Buyer shall offer employment to all of the employees working at the plants located at Pauls Valley, Oklahoma and Centerville, Iowa. In addition, effective as of the Closing Date, each Asset Seller shall terminate the employment of, and Buyer shall offer employment to, virtually all "Chicago" employees listed on Schedule 8.3(a) (any employees and
                              ---------------
individuals who accept such offers of employment from Buyer and actually commence work with Buyer shall be referred to herein as the "Affected Employees"). Buyer may offer employment to certain of the
 ------------------
individuals listed on Schedule 8.3(a) for a transition period;
                      ---------------
provided, however, that with respect to any individual that Buyer
--------  -------
offers employment for a transition period, Buyer may not condition the offer of employment for a transition period on the individual's relocation to any other job location (such individuals who accept employment for a transition period shall be referred to herein as "Transition Employees" and, unless otherwise specified, the term "Affected Employee" shall include each Transition Employee).

          (b) For a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date, Buyer shall take any action necessary so that each Affected Employee who continues to be employed in the Business or otherwise by Buyer shall continue to receive a level of employee benefits and base wages or salary, and bonus, that, in the aggregate, is substantially similar to such employee than the level of employee benefits and base wages or salary, and bonus, paid or provided by the Asset Sellers to such Affected Employee on the date of this Agreement; provided, however, that Buyer
                                        --------  -------
shall in no event be required to offer retiree medical benefits to any employee of Sellers (whether such benefits relate to pre-Closing or post-Closing service). In addition, Buyer agrees to provide, as of the Closing Date, insurance and other similar benefits as are available to employees of Buyer in similar jobs. Sellers shall be responsible for satisfying all requirements under Part 6 of Title I of ERISA and Section 4980B of the Code ("COBRA") for continuation of
                                      -----
coverage under all plans of group health coverage maintained by Sellers that is required to be provided before, on or after the Closing Date to (i) any "qualified beneficiary" whose "qualifying event" (as such terms are defined in COBRA) occurred prior to the Closing Date, including any such individual whose period for electing COBRA coverage has not expired as of the Closing Date, and (ii) any Affected Employee or dependent of an Affected Employee whose "qualifying event" with respect to Sellers' plans occurs on the Closing Date.

          (c) Sellers shall give notice to all Affected Employees employed by the Asset Sellers that the active participation of such employees in the Pension Plans and Welfare Plans of Sellers shall terminate on the Closing Date, as of which date such employees shall be eligible to participate in Buyer's benefit programs. Except as otherwise expressly provided in this Section 8.3, in no event shall
                                     -----------
any Affected Employee be entitled to accrue any benefits under the Pension or Welfare Plans of Sellers with respect to services rendered or compensation paid after the Closing.

          (d) Sellers shall take all actions necessary to cause each Affected Employee to be 100 percent vested in said employee's benefit under the SAVE Program for Employees of Viskase Corporation (the "SAVE
                                                                  ----
Program") as of the Closing Date, and shall make all contributions
-------
under the SAVE Program (including any matching or other employer contributions) for all periods prior to the Closing Date as soon as administratively feasible after the Closing Date. As soon as practicable after the Closing Date (but in no event later than six months after the Closing Date), Buyer shall take all necessary actions so that each Affected Employee has the opportunity to elect a direct rollover pursuant to Section 401(a)(31) of the Code of the employee's benefit under the SAVE Program to any qualified defined contribution plan maintained or established by Buyer in which the Affected Employee is a participant on the date the direct rollover is to occur (or to the plan designated by Buyer to accept the direct rollover in the event the employee is a participant in more than one such plan). Any such direct rollover shall be made in cash, except that the direct rollover may include any outstanding loan to the employee from the employee's accounts in the SAVE Program. Prior to any direct rollover under this subsection, Buyer shall provide to Sellers the certification required under the applicable IRS regulations relating to rollover contributions regarding the qualified status of the plan or plans of Buyer which will receive the direct rollovers, and Sellers shall provide to Buyer the corresponding certification regarding the qualified status of the SAVE Program.

          (e) Buyer shall recognize all unused vacation of the Affected Employees as of the Closing Date as shown on the Valuation Date Statement, and Buyer shall provide such paid vacation. Buyer shall recognize the bonus programs for Affected Employees existing as of the Closing Date and shall pay to the Affected Employees the bonuses they have accrued under such programs at the end of the bonus determination period as shown on the Valuation Date Statement, or earlier if so determined by Buyer.

          (f) Affected Employees shall be credited for their length of service with the Companies for all purposes (other than for determining pension benefit accruals) under Buyer's benefit plans as if such service had been rendered to Buyer.

          (g) Buyer shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to the Affected Employees under any welfare or fringe benefit plan (including, but not limited to, medical, dental and disability coverage) in which such employees may be eligible to participate after the Closing Date, and (ii) use its commercially reasonable efforts to credit Affected Employees with any amounts paid under Sellers' Welfare Plans prior to the Closing Date toward satisfaction of the applicable deductible amounts, copayment minimums, coinsurance amounts and out of pocket maximums under the corresponding Welfare Plans of Buyer to the extent such amounts would be taken into account under the Welfare Plans maintained by Buyer with respect to similarly situated employees.

          (h) Sellers shall remain responsible for all claims under the applicable Welfare Plans of Sellers for health, accident and sickness benefits that are deemed incurred by Affected Employees prior to the Closing Date. Buyer shall be liable and responsible for all claims incurred for health, accident and sickness benefits that are deemed incurred by Affected Employees on or after the Closing Date. For all purposes under such Welfare Plans, Affected Employees will be deemed to have terminated employment with Sellers as of the Closing Date. For purposes of this Agreement: (i) a claim for health benefits (including, without limitation, claims for medical, prescription drug, dental, and vision care expenses) will be deemed to have been incurred on the date that health benefits services giving rise to such claim are provided, (ii) a claim for short-term or long-term disability benefits shall be deemed to have been incurred on the date the claim for such benefits is made (subject to the terms of
Section 8.3(i)) and (iii) in the case of any claim for any other
--------------
accident benefits, a claim will be deemed to have been incurred upon the occurrence of the event giving rise to such claims. Notwithstanding the foregoing provisions of this paragraph, Buyer shall have no liability for any such claim incurred by an Affected Employee or a dependent of an Affected Employee on or after the Closing Date if (i) such Affected Employee or dependent elected COBRA coverage under Sellers' Welfare Plans before, on or after the Closing Date and (ii) such claim is covered under that COBRA coverage.

          (i) Sellers shall continue to be responsible for payment of all short-term disability claims for any Covered Employee who is on short-term disability at the Closing Date ("Disabled Employees"),
                                            ------------------
unless and until such Covered Employee actually commences work for Buyer, at which time Buyer will be responsible for providing any future short-term disability coverage. Buyer will offer employment to persons on short-term disability at Pauls Valley, Oklahoma and Centerville, Iowa and to those persons listed in Schedule 8.3(a) when
                                                 ---------------
such persons are able to return to work. Such persons will become "Affected Employees" for purposes of this Agreement once they are employed by Buyer. Buyer will be responsible for providing long-term disability coverage to any Covered Employee who commences work for Buyer after Closing (to the same extent such coverage is available to Buyer's other employees), except for Disabled Employees who move directly to long-term disability coverage without reporting to work with Buyer, and Sellers will be responsible for providing such long-term disability coverage to such Disabled Employees.

          (j)  Attached hereto as Schedule 8.3(j) are copies of
                                  ---------------
Sellers' Severance Pay Policy, Severance Allowance Plan (Salaried) and Severance Layoff Allowance Plan (Hourly) (the "Policies"). With
                                               --------
respect to any person listed on Schedule 8.3(a) who is not offered
                                ---------------
employment by Buyer (or who is offered employment with Buyer at a lower salary than that in effect as of the Closing Date), Buyer agrees to reimburse Sellers for any amounts paid by Sellers under the Policies to any such person, as well as for any other costs incurred by Sellers in satisfying all obligations under the Policies. Except as otherwise provided herein, Sellers shall be liable for all severance pay obligations (under the Policies or otherwise) to any persons listed on Schedule 8.3(a) who are offered employment by Buyer
                  ---------------
(under terms described in the first two sentences of Section 8.3(b)),
                                                     --------------
but who do not accept such offer or do not actually commence work for Buyer. Any person offered permanent employment by Buyer may accept a temporary position with Buyer in which case any severance owed to such employee shall not be payable until such temporary position with Buyer has ended (which severance shall be payable by Sellers); provided,
                                                         --------
however, that if any such person then accepts a permanent position
-------
with Buyer, Buyer will then become responsible for severance obligations to such persons under the Policies. After the Closing Date and for a period of twenty-four months thereafter, Buyer will be responsible for, and pay, any severance liability of Sellers to any Affected Employee whose employment with Buyer is terminated, provided such persons are entitled to severance under the Severance Pay Policy as a result of the occurrence of a "Change of Control" (as defined in such Policy).

          (k) Except as provided in the preceding paragraphs of this Section or in the following sentence, Buyer shall be solely responsible for (i) all liabilities, obligations and commitments relating to all wages, salaries, bonuses and other forms of compensation (including vacation pay) and related expenses incurred or accrued on or after the Closing Date with respect to Affected Employees, (ii) all employee benefits accrued after the Closing Date under any and all plans, programs or arrangements maintained or contributed to by Buyer for the benefit of Affected Employees and
(iii) all medical, dental and other health benefits or claims incurred after the Closing Date (other than benefits or claims payable under Sellers' Welfare Plans due to a COBRA election made by an Affected Employee or a dependent of an Affected Employee). Sellers shall remain liable for providing retiree welfare benefits to all Affected Employees who, as of the Closing Date, satisfy the eligibility requirements for retiree welfare benefits under the applicable terms and conditions of Sellers' Welfare Plans as in effect on the Closing Date and shall provide such benefits in accordance with the terms of such plans. In no event shall Sellers be obligated to provide retiree welfare benefits to Affected Employees who do not, as of the Closing Date, satisfy the applicable eligibility requirements for retiree welfare benefits under Sellers' Welfare Plans as in effect on the Closing Date.

          (l) Sellers shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar state, foreign and local rules, statutes and ordinances resulting from Sellers' actions prior to the Closing.
Buyer shall be responsible for all liabilities or obligations under the Worker Adjustment and Retraining Notification Act and similar state, foreign and local rules, statutes and ordinances resulting from the Closing or from Buyer's actions following the Closing.

          (m) Except as otherwise provided in this Section or as required by law, nothing in this Agreement shall be interpreted as limiting the power of Buyer to amend or terminate any particular plan maintained by Buyer or as requiring Buyer to continue the employment of any specific person for any particular time; provided, however, that no such termination or amendment may take away benefits or any other payments already accrued as of the time of termination or amendment without the consent of such person, except as allowed by law.


          (n) After the date hereof, Sellers shall not amend any of the Policies to provide greater benefits to any persons for whom Buyer is or may be obligated to provide severance under this Section 8.3.
                                                       -----------

          (o) Buyer shall be responsible for, and shall indemnify and hold harmless Sellers from and against, any and all Losses and
Expenses relating to or arising out of the liabilities assumed by
Buyer under this Section 8.3 or any failure by Buyer to comply with
                 -----------
the provisions of this Section 8.3.
                       -----------

          Section 8.4.  Employee Matters ! Employees of  Brazil and
                        -------------------------------------------
Employees Employed at Swansea.  (a)  Buyer shall take any action
-----------------------------
necessary so that each person who immediately prior to the Closing Date is an employee of Newco Brazil consisting solely of former employees of Viskase Brazil listed on Schedule 8.4(a) who immediately
                                      ---------------
prior to the Closing Date are primarily engaged in the Business (including each such employee who is on vacation, temporary layoff, approved leave of absence, military leave, sick leave or short-term disability) shall remain an employee of Newco Brazil, as the case may be, immediately following the Closing Date. In addition, effective as of the Closing Date, each Asset Seller shall terminate the employment of, and Buyer shall offer employment to employees of UK listed on
Schedule 5.18(g)(i).   (Persons described in the second preceding
--------------------
sentence and employees described in the preceding sentence who accept such offers of employment shall be referred to herein as the "Foreign
                                                              -------
Affected Employees").
------------------

          (b) Buyer shall also take any necessary action so that each employee benefit plan maintained by, or required to be contributed to by, Brazil or UK for Foreign Affected Employees shall be continued immediately following the Closing Date and all service recognized under each such plan shall continue to be recognized after the Closing Date. Notwithstanding anything contained herein to the contrary, on and after the Closing Date, Buyer shall continue to be bound to the extent required by law by the provisions of each prior offer of employment by Sellers to Foreign Affected Employees and by the employment agreements, collective bargaining agreements, collective employee agreements, customary practices and other employment-related obligations applicable and relevant to Foreign Affected Employees, to the extent required by local law or the provisions of those agreements. Nothing herein shall prevent Buyer from modifying the Foreign Affected Employees' terms and conditions of employment or establishing new terms and conditions of employment to the extent such actions are permitted by local law and the provisions of such agreements; provided, however, that Buyer shall be responsible for all claims, obligations and liabilities of any kind arising out of changes made by Buyer after the Closing Date to employment agreements, collective bargaining agreements, collective employee agreements, customary practices and other employment-related obligations applicable and related to Foreign Affected Employees.

          (c) To the extent that Buyer is not obligated by any prior offer of employment, any agreement, any customary practice or otherwise by law to provide a specific level of compensation or employee benefits to any Foreign Affected Employee, Buyer shall, for a period commencing on the Closing Date and ending no earlier than the first anniversary of the Closing Date, take any action necessary so that each such Foreign Affected Employee who continues to be employed in the Business or otherwise by Buyer shall continue to receive a level of employee benefits and base wages or salary that, in the aggregate, is no less favorable to such employee than the level of employee benefits and base wages or salary paid or provided by the Companies to such Foreign Affected Employee on the date of this Agreement.

          (d) Buyer shall be solely liable and responsible for all obligations and commitments incurred after the Closing Date relating to Affected Employees and Foreign Affected Employees who become employed by Buyer.

          (e) Buyer and Sellers acknowledge that this Agreement constitutes a relevant transfer of the whole of the Sellers' undertaking relating to the Business for the purposes of the Regulations.

          (f) In accordance with the Regulations, the contract of employment of each of the UK Employees shall be automatically transferred to Buyer (or a designated Affiliate of Buyer) with effect from the Closing Date.

          (g) If any contract of employment of any employee other than a UK Employee has effect as if originally made between Buyer and the employee concerned as a result of the Regulations:

          (i) Buyer may, upon becoming aware of any such contract, terminate it forthwith; and

           (ii) Sellers shall indemnify and keep indemnified Buyer against any costs, claims, liabilities and expenses of any nature arising out of such termination and against sums payable to or on behalf of such employee in respect of his employment whether arising before or after the Closing Date.

          (h) Except as provided for in the Valuation Date Statement, Sellers shall be responsible for all emoluments and outgoings in respect of the UK Employees (including without limitation all wages, bonuses, commissions, PAYE, national insurance contributions, pension contributions and otherwise) prior to the Closing Date and shall indemnify and keep indemnified Buyer (or a designated Affiliate of Buyer) against all liabilities, claims, demands and expenses in respect of the same.

          (i) Buyer shall be responsible for all emoluments and outgoings in respect of the UK Employees (including without limitation all wages, bonuses, commissions, PAYE, national insurance contributions, pension contributions and otherwise) on and after the Closing Date and shall indemnify and keep indemnified Sellers against all liabilities, claims, demands and expenses in respect of the same.

          Section 8.5.  Securities Law Legends.  Buyer agrees and
                        ----------------------
understands that the Newco Brazil Shares have not been, and will not be, registered under the securities laws of any state or country and that the Newco Brazil Shares may be sold or disposed of only in one or more transactions registered under applicable securities laws or as to which an exemption from the registration requirements of applicable securities laws is available. Buyer acknowledges and agrees that no person has any right to require Sellers to cause the registration of any of the Newco Brazil Shares. The certificates representing the Newco Brazil Shares shall contain a legend to such effect.

          Section 8.6.  Insurance; Risk of Loss.  Each Asset Seller
                        -----------------------
will, and Sellers will cause Viskase Brazil and Newco Brazil to, keep insurance policies currently maintained by the Companies covering their respective businesses, assets and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date, and Buyer shall become solely responsible for all insurance coverage and related risk of loss based on events occurring after the Closing Date with respect to the Business, the Purchased Assets and the Affected Employees. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, the other party or parties will promptly supply such information.

          Section 8.7.  Collection; Post-Closing Remittances.   (a)
                        ------------------------------------
For a period of 180 days after the Closing Date (the "Collection
                                                      ----------
Period"), at no cost to Sellers, Buyer shall use its commercially
------
reasonable efforts to collect the accounts and notes receivable of UK, Ireland, Viskase Brazil and Chile (the "Receivables") generally in

                                        -----------
accordance with the billing and collection practices presently applied by such Companies in the collection of their accounts and notes receivable, except that with respect to any particular Receivable, Buyer shall be under no obligation to commence or not to commence litigation to effect collection. Buyer shall use at least the same standard of care for the collection of the Receivables that it uses in its own business. In connection with the collections by Buyer, if a payment is received from an account debtor who has not designated the invoice being paid thereby, Buyer shall contact such account debtor to determine the invoice being paid thereby and, if no invoice is designated, then such payment shall be applied to a Receivable relating to a sale prior to the Closing Date. Buyer agrees not to knowingly take actions that are reasonably likely to diminish the collectibility of the Receivables.

          (b) Buyer shall remit all cash collections from the Receivables to a bank account designated by Sellers on a weekly basis on each Tuesday during the Collection Period.

          (c) Buyer shall, on a weekly basis on each Tuesday during the Collection Period, deliver to Sellers a written report
("Collection Report") of the following information with respect to the
  -----------------
Receivables:

          (i) The aggregate amount of the Receivables (and the number of accounts comprising such Receivables);

          (ii) The amount of cash collections of the Receivables during the period relating to such Collection Report; and

          (iii) Any material problems relating to the collection of Receivables.

          (d) During the period that Buyer is collecting Receivables on behalf of Sellers, Buyer shall have the right and authority to endorse, without recourse, the name of Sellers on any check or other evidences of indebtedness received by Buyer on account of any Receivable and shall promptly remit the amount of such Receivable to Sellers in accordance with this Section 8.7. Without limiting the
                                ------------
foregoing provisions of this Section 8.7, if, at any other time after
                             -----------
the Closing Date, Buyer or its Affiliates shall receive any remittance from any account debtors with respect to any accounts or notes receivables included in the Excluded Assets, then Buyer or its Affiliates, as applicable, shall endorse such remittance to the order of the appropriate Seller and forward it to such Seller promptly following receipt thereof.

          Section 8.8.  Post-Closing Assistance.   Following the
                        -----------------------
Closing:

          (a) Buyer shall provide to Sellers and their representatives and agents reasonable assistance in connection with the ANC Litigation and Newsome Litigation (as those terms are defined in the Licensed Patents License Agreement) and any Excluded Liabilities, including those matters described in Schedule 2.4, upon
                                                  ------------
reasonable notice (subject to reimbursement of costs and expenses), including providing reasonable access to facilities for inspections or obtaining information, reasonable access to documents for production or use in the litigation, and/or reasonable access to employees and officers, as necessary, for testimony at depositions and/or trial, and reasonable assistance with the conduct of the litigation. Following assignment of the Licensed Patents to Buyer, Seller agrees to provide the same assistance to Buyer in connection with the Newsome Litigation. The obligation to provide assistance pursuant to this
Section 8.8 shall continue notwithstanding any termination of the
-----------
Licensed Patents License Agreement.

          (b) For a period of two (2) years following the Closing Date, Buyer shall make available to Sellers former employees of Sellers identified on Schedule 8.8 for consultation in connection with
                      ------------
Sellers' NUCEL(R) technology. Such consultation shall be at times mutually agreed to by the parties and shall not unreasonably interfere with the principal duties of such employees.

          (c) Sellers shall provide to Buyer and its representatives and agents reasonable access to Seller's facilities, records and documents and employees and officers, as reasonably requested by Buyer from time to time in connection with any Assumed Liabilities, including those matters described in Schedule 2.3(d).
                                     ---------------

          (d) Each party hereto agrees to hold, and to cause its Affiliates, employees, agents and representatives to hold, in strict confidence all information (whether written or oral) obtained pursuant to this Section 8.8 and such information shall not be disclosed or
        -----------
released without the prior written consent of the party hereto that has provided access to such confidential information.

          (e) Sellers or Buyer, as the case may be, will provide reasonable advance notice to such other party of any request for assistance pursuant to this Section 8.8. In addition, Sellers or
                            -----------
Buyer, as the case may be, will reimburse such other party for any reasonable direct out-of-pocket expenses (including 130% of any per diem salary) incurred by such other party pursuant to this Section
                                                           -------
8.8.
---
          Section 8.9.  Non-Competition.  (a)  Sellers and their
                        ---------------
Affiliates agree that they will not (directly or indirectly) enter into, engage in, invest in or consult with any entity in the business of manufacturing, selling or distributing specialty plastic films ("Competing Films Products") for a five year period after the Closing
  ------------------------
Date anywhere in the world. For a 30 month period after the Closing Date, Sellers shall not recruit or otherwise solicit or induce any Affected Employee or Foreign Affected Employee to terminate his or her employment or other relationship with Buyer or its Affiliates. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall prevent Sellers or any of their Affiliates from owning, directly or indirectly, up to 2% of any class of securities of any entity traded on any securities exchange regardless of whether or not such entity manufactures, distributes or sells Competing Films Products or products which compete with the Competing Films Products. In addition, notwithstanding anything contained herein to the contrary, this Section 8.9(a) shall not prevent (i) the continued
               --------------
operation by Sellers and their Affiliates of those products included in the Excluded Business or (ii) the acquisition of any Seller or Affiliates of any Seller by any entity engaged in the manufacture, sale and distribution of Competing Films Products, and the subsequent manufacture, sale or distribution of Competing Films Products by such acquiring company and its Affiliates (other than Sellers).

          (b) Buyer and its Affiliates agree that they will not (directly or indirectly) enter into, engage in, invest in or consult with any entity in the business of manufacturing, selling or distributing nylon casings ("Competing Casings Products") for a five
                             --------------------------
year period after the Closing Date anywhere in the world. For a 30 month period after the Closing Date, Buyer shall not recruit or otherwise solicit or induce any person who is an employee of the Sellers or their Affiliates to terminate his or her employment or other relationship with the Sellers or their Affiliates. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall prevent Buyer or any of its Affiliates from owning, directly or indirectly, up to 2% of any class of securities of any entity traded on any securities exchange regardless of whether or not such entity manufactures, distributes or sells Competing Casings Products or products which compete with the Competing Casings Products. In addition, notwithstanding anything contained herein to the contrary, this Section 8.9(b) shall not prevent the acquisition of
                   --------------
Buyer or its Affiliates by any entity engaged in the manufacture, sale and distribution of Competing Casings Products, and the subsequent manufacture, sale or distribution of Competing Casings Products by such acquiring company and its Affiliates (other than Buyer or its Affiliates).

          Section 8.10.   Casings License.  From and after the Closing
                          ---------------
Date, Buyer hereby grants, without representation or warranty, to Sellers and their Affiliates a fully paid-up, royalty-free, non-exclusive, perpetual right and license to make, have made, use or sell any products the use, manufacture or sale of which is covered by the patents set forth in Schedule 8.10 (the "Casing Patents"). Sellers and any successor in interest of any Seller may sell, assign or sublicense the Sellers' license under the Casing Patents granted hereby, on the terms of and subject to the license granted hereunder, only to any subsequent owner, lessee or operator of the Excluded Business, provided that (i) such subsequent owner, lessee or operator agrees in writing to be bound by the terms of this Section 8.10 and
(ii) written notice of the identity and address for notices of such subsequent owner, lessee or operator is delivered to Buyer prior to such sale, assignment or sublicense.

          Section 8.11.  Covenant Not to Sue.  With respect to the
                         -------------------
patents listed on Schedule 8.11, Sellers agree not to assert against
                  -------------
Buyer or its Affiliates any claims for infringement based upon Buyer's use, manufacture or sale of the products of the Business using the same formulation used by Sellers on or before the Closing Date as shown by the Product Standards and Procedures Specifications for such products in existence on or before the Closing Date. Sellers will agree to notify any subsequent purchaser or licensee of the patents listed on Schedule 8.11 of the existence and terms of this covenant
          -------------
and any such purchaser or licensee shall take whatever rights are granted to it by Sellers subject to the terms of this Section 8.11.

                                                      -------------

                              ARTICLE IX
                              ----------
          CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
          --------------------------------------------

          The obligations of Buyer under this Agreement shall, at the option of Buyer (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          Section 9.1.  No Misrepresentation or Breach of Covenants
                        -------------------------------------------
and Warranties.  There shall not have been any breach in any material
--------------
respect by any Seller in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Sellers contained in this Agreement (disregarding for purposes of this Section 9.1 any
                                             -----------
qualifications with respect to materiality or Material Adverse Effect) shall be true and correct on the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date), except for any failures to be true and correct which, individually or in the aggregate, would not have a Material Adverse Effect and except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by this Agreement; between the date hereof and the Closing Date, no Material Adverse Effect shall have occurred; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of each Seller by a duly authorized officer of such Seller.

          Section 9.2.  No Restraint.  The waiting period under the

                        ------------
HSR Act shall have expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction or other Governmental Body and be in effect which restrains or prohibits any material transaction contemplated hereby and no Governmental Body shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages or monetary penalties with respect thereto.

          Section 9.3.  Governmental Approvals.  The parties shall
                        ----------------------
have received the approvals and actions of or by all Governmental
Bodies as set forth on Schedule 9.3, or which are otherwise necessary
                       ------------
to prevent a Material Adverse Effect.

          Section 9.4.  Title Policy.  The Title Company is committed
                        ------------
(subject to Buyer's obligation to pay all costs and fees associated therewith and subject to Sellers' receipt of the Closing Purchase Price) to issue to Buyer an owner's policy of title insurance, as evidenced by a title insurance binder that has been marked by an authorized representative of the Title Company or other evidence reasonably satisfactory to Buyer, naming Buyer as insured, showing marketable title in the name of Buyer to the Owned Real Property located in the United States, subject only to Permitted Encumbrances.

          Section 9.5.  Operating Systems.  Sellers shall have
                        -----------------
reasonably demonstrated to Buyer that the information systems (including SAP) at each of the plants which are material to the conduct of the Business will be operational immediately after the Closing through the Seller Transition Services Agreement or other arrangements which allow operations in a commercially reasonable manner.

          Section 9.6.  Escrow Agreement.  The Escrow Agreement shall
                        ----------------
have been duly executed by Sellers.
          Section 9.7.  Purchased Assets Free and Clear.  The
                        -------------------------------
Purchased Assets shall be free and clear of any Encumbrance except for Permitted Encumbrances and Encumbrances that will be extinguished at Closing with the proceeds from the transactions contemplated hereby.

          Section 9.8.  Swansea Consent.  The consent for the
                        ---------------
assignment of the Lease Agreement dated October 7, 1991 between UK and the Council of Swansea shall have been obtained.

          Notwithstanding any knowledge by Buyer, its counsel or other representatives of the failure of any conditions or the breach by Sellers of any of the representations, warranties or agreements of Sellers herein, in each case as a result of any update of the Disclosure Letter after the date hereof or the certificate of Sellers pursuant to Section 9.1 (the "Seller Additional Information"), Sellers
            -----------       -----------------------------
agree that Buyer shall not be deemed to have waived for any purpose any rights or remedies it may have against Sellers under this Agreement.

                              ARTICLE X
                              ----------

         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
         ----------------------------------------------

          The obligations of Sellers under this Agreement shall, at the option of Sellers (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          Section 10.1.  No Misrepresentation or Breach of Covenants
                         -------------------------------------------
and Warranties.  There shall not have been any breach in any material
--------------
respect by Buyer in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Sellers or any transaction contemplated by this Agreement and other than breaches of representations and warranties which, individually or in the aggregate, are not reasonably expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby; and there shall have been delivered to Sellers a certificate to such effect, dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer.

          Section 10.2.  No Restraint.  The waiting period under the
                         ------------
HSR Act shall have expired or been terminated, and no injunction or restraining order shall have been issued by any court of competent jurisdiction or the Governmental Body and be in effect which restrains or prohibits any material transaction contemplated hereby and no Governmental Body shall have instituted an action or proceeding which shall not have been previously dismissed seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or seeking damages or monetary penalties with respect thereto.

          Section 10.3.  Governmental Approvals.  The parties shall
                         ----------------------
have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Law.

          Section 10.4.  Escrow Agreement.  The Escrow Agreement shall
                         ----------------
have been executed by Buyer.

          Notwithstanding any knowledge by Sellers, counsel to Sellers or other representatives of the failure of any conditions or the breach by Buyer of any of the representations, warranties or agreements of Buyer herein, in each case as a result of any update of the Schedules of Buyer after the date hereof or the certificate of Buyer pursuant to Section 10.1 (the "Buyer Additional Information"),
                  ------------       ----------------------------
Buyer agree that Sellers shall not be deemed to have waived for any purpose any rights or remedies it may have against Buyer under this Agreement.

                                  ARTICLE XI
                                  ----------

                               INDEMNIFICATION
                               ---------------

          Section 11.1.  Indemnification by Sellers.   (a)  From and
                         --------------------------
after the Closing, Sellers agree, jointly and severally, to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach of any warranty or the inaccuracy of any representation of Sellers contained or referred to in this
       Agreement or the certificate delivered by or on behalf of
       Sellers pursuant to Section 9.1;
                           -----------

          (ii) any breach by Sellers of, or failure by Sellers to perform, any of its covenants or obligations contained in this Agreement (excluding matters described in clauses (iii) and (iv) below);

          (iii) any Excluded Liabilities specifically enumerated in clauses (a) through (f) of Section 2.4; or
                                  -----------

          (iv) any Excluded Liabilities other than those described in clause (iii);

provided, however, that Sellers shall be required to indemnify and
--------  -------
hold harmless under Section 11.1(a)(i) with respect to Losses and
                    ------------------
Expenses incurred by Buyer Group Members only to the extent that:

          (x) the aggregate amount of such Losses and Expenses exceeds $2,500,000 ($250,000 in regard to the representations and warranties contained in section 5.17) (it being understood
                                   ------------
       that such one percent of the Final Purchase Price (and $250,000) shall be deductibles for which Sellers shall bear no indemnification responsibility); and

            (y) the aggregate amount required to be paid by Sellers pursuant to Section 11.1(a)(i) shall not exceed $50,000,000;
                   ------------------
       and

provided, further, that Sellers shall be required to indemnify and
--------  -------
hold harmless under Section 11.1(a)(iv) with respect to Losses and
                    -------------------
Expenses incurred by Buyer Group Members only to the extent that the amount of Loss and Expense suffered by Buyer Group Members related to each individual claim exceeds $10,000 (it being understood that such $10,000 shall be a deductible for which Sellers shall bear no indemnification responsibility); provided, further, that such $10,000
                                 --------  --------
deductible shall cease to apply when all indemnified Losses and Expenses suffered by Buyer Group Members as to all such claims under this proviso exceed $100,000.

          (b)  The indemnification provided for in Section 11.1(a)
                                                   ---------------
shall terminate one year after the Closing Date (two years in regard to the representations and warranties contained in Section 5.17) (and
                                                   ------------
no claims shall be made by any Buyer Group Member under
Section 11.1(a) thereafter), except that the indemnification by
---------------
Sellers shall continue as to:

          (i)  the obligations of Sellers with respect to Section
                                                          -------
       11.1(a)(iv), which shall survive until the expiration of the
       -----------
       applicable statute of limitations for the underlying claim;

           (ii)  the covenants of Sellers set forth in Section 13.6,
                                                       ------------
       which shall survive for the period of time set forth therein;

           (iii)  the covenants of Sellers set forth in Article VIII
                                                        ------------
       and the obligations of Sellers with respect to Section
                                                      -------
       11.1(a)(iii), which shall survive indefinitely; and
       ------------

           (iv) any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Sellers in accordance with the requirements of Section 11.3 on or prior to
                                           ------------
       the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation
                            -------------
       of Sellers shall continue solely with respect to the specific matters in such Claim Notice until the liability of Sellers shall have been determined pursuant to this Article XI, and

                                                   ----------
       Sellers shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article
                                                            -------
       XI.
       --

          Section 11.2.  Indemnification by Buyer.  (a)  Buyer agrees
                         -------------------------
to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

          (i) any breach of any warranty or the inaccuracy of any representation of Buyer contained or referred to in this
       Agreement or the certificate delivered by or on behalf of Buyer pursuant to Section 10.1;
                   ------------

          (ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement;

          (iii)  the conduct of the Business following the Closing
       Date; or

           (iv)  the Assumed Liabilities.

          (b)  The indemnification provided for in Section 11.2(a)
                                                   ---------------
shall terminate one year after the Closing Date (and no claims shall be made by any Seller Group Member under Section 11.2(a) thereafter),
                                         ---------------
except that the indemnification by Buyer shall continue as to:

          (i)  the obligations of Buyer with respect to Sections
                                                        --------
       11.2(a)(iii) and (iv) as to which no time limitation shall
       ------------     ----
       apply;

          (ii)  the covenants of Buyer set forth in Section 13.6 which
                                                    ------------
       shall survive for the period of time set forth therein;

           (iii)  the covenants of Buyer set forth in Section 7.7 and
                                                      ------------
       Article VIII, which shall survive indefinitely; and
       ------------

              (iv) any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of Section 11.3 on or prior to the date
                                ------------
       such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Buyer

                 ------------
       shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have
                                   ----------
       reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI.
                                      ----------

          Section 11.3.  Notice of Claims.  Any Buyer Group Member or
                         ----------------
Seller Group Member seeking indemnification hereunder (the "Indemnified Party") shall give promptly to the party obligated to
 -----------------
provide indemnification to such Indemnified Party (the "Indemnitor") a
                                                        ----------
notice (a "Claim Notice") describing in reasonable detail the facts
           ------------
giving rise to the claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect
                     --------  -------
of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, however, that failure to
                                 --------  -------
give notice as provided in this Section 11.3 shall not relieve the
                                ------------
Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          Section 11.4.  Determination of Amount.  (a)  In calculating
                         -----------------------
any Loss or Expense there shall be deducted any insurance recovery (excluding recoveries to the extent they are self-insured) in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). Buyer and Sellers agree that, for purposes of computing the amount of any indemnification payment under this Article XI, any such
                                                 ----------
indemnification payment shall be treated as an adjustment to the Final Purchase Price for all Tax purposes. Any such indemnification payment hereunder with respect to any Loss or Expense shall be an amount which is sufficient to compensate the Indemnified Party for the amount of such Loss or Expense, after taking into account (i) any Tax benefit which has been, or will be, provided to such Indemnified Party as a result of such Loss or Expense (such Indemnified Party shall use commercially reasonable efforts to obtain such Tax benefit, including filing amended Tax Returns if necessary) and (ii) all increases in federal, state, local, foreign or other Taxes payable by the Indemnified Party as a result of the receipt of such payment (by reason of such payment being included in income, resulting in a reduction of tax basis, or otherwise increasing such Taxes payable by the Indemnified Party at any time).

          (b)  After the giving of any Claim Notice pursuant to
Section 11.3, the amount of indemnification to which an Indemnified
------------
Party shall be entitled under this Article XI shall be determined: (i)
                                   ----------
by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

          Section 11.5.  Third Person Claims.  (a)  Any party seeking
                         -------------------
indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party shall notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within 10 days after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party shall notify the Indemnitor with a copy of the complaint within five business days after receipt thereof and shall deliver to the Indemnitor within seven business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. The failure to give notice as provided in this Section 11.5 shall not
                                               ------------
relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (b) In the event any legal proceeding shall be threatened in writing or instituted or any claim or demand shall be asserted in writing by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article
                                                               -------
XI, the Indemnified Party shall promptly cause written notice of the
--
assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnitor. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based, the facts giving rise to an alleged basis for the claim and the amount of the liability asserted against the Indemnitor by reason of the claim. In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice (reasonably acceptable to the Indemnified Party) and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim, or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the
                                      --------  -------
Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within 30 days after the date of such notice.

          (c) Notwithstanding anything contained herein to the contrary, Sellers shall have the exclusive right to assume the defense of, or otherwise contest or settle any claim, action, suit, investigation or proceeding which is an Excluded Liability. Buyer agrees to cooperate and assist Sellers with all reasonable requests (including, without limitation, making employees available for interviews, depositions and trials) and to afford Sellers access to any records, reports or other documents reasonably requested by Sellers in connection with such claims, actions, suits or proceedings.

          (d)  To the extent of any inconsistency between this Section
                                                               -------
11.5 and Section 8.2(c) (relating to Tax contests), the provisions of
----     -------------
Section 8.2(c) shall control with respect to Tax contests.
-------------
          Section 11.6.  Limitations.  (a)  In any case where an
                         -----------
Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article XI, such Indemnified Party shall promptly pay
                 ----------
over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

          (b) Sellers shall not be required to indemnify and hold harmless any Buyer Group Member pursuant to Section 11.1(a) to the
                                            ---------------
extent the matter in question was taken into account in the computation of the Final Purchase Price pursuant to Section 3.2.
                                                    -----------

          (c) In the event that Sellers are conducting any defense against a third Person claim for which a Buyer Group Member has sought indemnification pursuant to Section 11.1(a) , expenses incurred by
                            ---------------
Sellers in connection therewith, including legal costs and expenses, shall constitute Expenses for purposes of determining the maximum aggregate amount to be paid by Sellers pursuant to Section 11.1(a).
                                                   ---------------

          (d) No party shall have any liability for any inaccuracy in or breach of any representation, warranty or agreement by such party if the other party or any of its officers, employees, counsel or other representatives had actual knowledge on or before the Closing Date of the facts as a result of which such representation, warranty or agreement was inaccurate or breached.

          (e) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including, but not limited to, specific performance), if the Closing occurs, this Article
                                                               -------
XI shall be the exclusive remedy for breaches of this Agreement
--
(including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Purchased Assets contemplated hereby. The parties agree that their respective rights and obligations in respect of Environmental Matters as provided in this Agreement shall supersede any such rights and obligations they may have under any existing or future law. Except for any Losses or Expenses for which Sellers are required to indemnify and hold harmless the Buyer Group members in accordance with Section
                                                             -------
11.1(a)(i), Buyer releases Sellers from any and all liability for
----------
Losses and Expenses relating to Environmental Matters arising in connection with the Business or the Purchased Assets.

          (f) Notwithstanding any other provision of this Agreement, Sellers shall have no indemnification obligations with respect to any breach of any representation or warranty contained in Section 5.17 to
                                                      ------------
the extent that such breach was discovered or otherwise identified through any voluntary investigation undertaken by Buyer or its Affiliates, including any soil or groundwater sampling. Sellers and Buyer agree that any demand or request by any governmental agency or court (or by any third party asserting a claim against Buyer or alleging liability on the part of Buyer) for any investigation or remediation of any property, including any soil or groundwater sampling, shall be deemed to be an involuntary investigation and therefore not governed by the provisions of the preceding sentence unless initiated by a voluntary request or disclosure by Buyer.

          Section 11.7.  Mitigation.  Each of the parties agrees to
                         ----------
take all reasonable steps to mitigate their respective Losses and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder; provided, however, that no party
                                  --------  -------
shall be obligated to expend money, commence or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party.

                                ARTICLE XII
                                -----------

                                TERMINATION
                                -----------

          Section 12.1.  Termination.  Anything contained in this
                         -----------
Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a)  by the mutual consent of Buyer and Sellers;

          (b) by Buyer in the event of any breach by Sellers of any of Sellers' agreements, representations or warranties contained herein which would result in a Material Adverse Effect and the failure of Sellers to cure such breach within 30 days after receipt of notice from Buyer requesting such breach to be cured;

          (c) by Sellers in the event of any breach by Buyer of any of Buyer's agreements, representations or warranties contained herein which would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby and the failure of Buyer to cure such breach within 30 days after receipt of notice from Sellers requesting such breach to be cured;

          (d) by Buyer or Sellers if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

          (e) by Buyer or Sellers if the Closing shall not have occurred on or before September 30, 2000 (or such later date as may be agreed in writing to by Buyer and Sellers), unless the failure of such consummation shall be due to the failure of the party seeking to terminate this Agreement to comply in all material respects with the agreements and covenants contained herein to be performed by such party on or before the Closing Date.

          Section 12.2.  Notice of Termination.  Any party desiring to
                         ---------------------
terminate this Agreement pursuant to Section 12.1 shall give written
                                     ------------
notice of such termination to the other party to this Agreement.

          Section 12.3.  Effect of Termination.  In the event that
                         ---------------------
this Agreement shall be terminated pursuant to this Article XII, all
                                                    -----------
further obligations of the parties under this Agreement (other than Sections 12.4 and 13.10) shall be terminated without further liability
-------------     -----
of any party to the other; provided, however, that nothing herein
                           --------  -------
shall relieve any party from liability for its willful breach of this Agreement.

          Section 12.4.  Non-Solicitation.  If this Agreement is
                         ----------------
terminated, neither Buyer nor any of its Affiliates will, for a period of two years thereafter, without the prior written approval of Sellers, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of the Companies on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with the Companies. Without limiting the rights of Sellers to pursue all other legal and equitable rights available for a violation of this Section 12.4 by Buyer or its Affiliates, it is
                  ------------
agreed that other remedies cannot fully compensate Sellers for such a violation and that Sellers shall be entitled to injunctive relief to prevent a violation or continuing violation hereof.

                            ARTICLE XIII
                            ------------

                         GENERAL PROVISIONS
                         ------------------

          Section 13.1.  Survival of Representations and Warranties.
                         ------------------------------------------
All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement through the period during which claims for indemnification may be made for such representations and warranties pursuant to
Article XI (at which time such representations and warranties shall
----------
terminate).

          Section 13.2.  Governing Law.  This Agreement shall be
                         -------------
governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois (without regard to the conflicts of law provisions thereof), except to the extent that the application of substantive laws of the United States or another jurisdiction is mandatory.

          Section 13.3.  No Public Announcement.  Neither Buyer nor
                         ----------------------
Sellers shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude
--------  -------
communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and the Securities and Exchange Commission disclosure obligations or the rules of any stock exchange; provided further, however, that the foregoing shall not
          -------- -------
preclude conference calls or meetings with analysts and investors following public announcement concerning the transactions contemplated by this Agreement.

          Section 13.4.  Notices.  All notices or other communications
                         -------
required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

          If to Buyer, to:

            Bemis Company, Inc.
            222 South Ninth Street, Suite 2300
            Minneapolis, MN  55402-4099
            Attention:  Chief Executive Officer

          with a copy to:

            Bemis Company, Inc.
            222 South Ninth Street, Suite 2300
            Minneapolis, MN  55402-4099
            Attention:  General Counsel

          and

            Faegre & Benson LLP
            90 South 7th Street
            Minneapolis, MN  55402
            Attention:  James E. Nicholson

            If to Sellers, to:
            Viskase Corporation
            6855 W. 65th St.
            Chicago, Illinois  60638
            Attention:  President; General Counsel

        with a copy  to:

            Sidley & Austin
            Bank One Plaza
            10 S. Dearborn St.
            Chicago, Illinois  60603
            Attention:  David Pritikin

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          Section 13.5.  Successors and Assigns.  (a)  The rights of
                         ----------------------
any party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other parties except that the rights of Buyer hereunder may be assigned in whole or in part prior to the Closing, without the consent of Sellers, to one or more corporations or limited liability companies all of the outstanding capital stock or equity interests of which is owned or controlled by Buyer; provided that (i) such assignment shall not result in Buyer or Sellers having to amend their respective Notification and Report Form filed under the HSR Act in connection with the transactions contemplated hereunder, (ii) the assignee shall assume in writing all of Buyer's obligations to Sellers hereunder in proportion to the extent of such assignment by Buyer of its rights hereunder and (iii) Buyer shall not be released from any of its obligations hereunder by reason of such assignment.

          (b) Following the Closing, no party may assign any of its rights hereunder to any third Person without the written consent of the other parties, except that a party may assign its rights hereunder to an Affiliate. Any assignment hereunder (whether before or after the Closing) shall not relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5 any right,
                                             ------------
remedy or claim under or by reason of this Agreement.

          Section 13.6.  Access to Records after Closing.  (a)  For a
                         -------------------------------
period of six years after the Closing Date, Sellers and their representatives shall have reasonable access to all of the books and records of the Business to the extent that such access may reasonably be required by Sellers in connection with matters relating to or affected by the operations of the Business prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Sellers shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6(a). If Buyer or its Affiliates (including Newco
        ---------------
Brazil after the Closing) shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Sellers a reasonable opportunity, at Sellers' expense, to segregate and remove such books and records as Sellers may select.

          (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Sellers or any of their Affiliates may retain after the Closing Date. Such access shall be afforded by Sellers and their Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6(b). If Sellers or any of its Affiliates shall
        ---------------
desire to dispose of any of such books and records prior to the expiration of such six-year period, Sellers shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

          Section 13.7.  Entire Agreement; Amendments.  This
                         ----------------------------
Agreement, the Exhibits and Schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          Section 13.8.  Interpretation.  Articles, titles and
                         --------------
headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The Schedules referred to herein are attached to that certain letter of even date herewith from Sellers to Buyer (the "Disclosure
                                                         ----------
Letter").  Disclosure of any fact or item in any Schedule hereto
------
referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if a reasonable person would reasonably ascertain that such disclosure should reasonably apply to other sections in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any
Schedule is or is not in the ordinary course of business for purposes of this Agreement. Sellers may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement, amend or create any Schedule, in order to add information or correct previously supplied information. No such amendment shall be evidence, in and of itself, that the representations and warranties in the corresponding section are no longer true and correct in all material respects. It is specifically agreed that such Schedules may be amended to add immaterial, as well as material, items thereto. No such supplemental, amended or additional Schedule shall be deemed to cure any breach for purposes of Section 9.1, unless Buyer does not
                                -----------
object to such supplemental, amended or additional Schedule within five business days after receipt thereof. If, however, the Closing occurs, any such supplement, amendment or addition will be effective to cure and correct for all other purposes any breach of any representation, warranty or covenant which would have existed if Sellers had not made such supplement, amendment or addition, and all references to any Schedule hereto which is supplemented or amended as provided in this Section 13.8 shall for all purposes after the Closing
                 ------------
be deemed to be a reference to such Schedule as so supplemented or amended.

          Section 13.9.  Waivers.  Any term or provision of this
                         -------
Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof.
Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          Section 13.10.  Expenses.  Except as expressly set forth
                          --------
herein, each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and independent public accountants.

          Section 13.11.  Partial Invalidity.  Wherever possible, each
                          ------------------
provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          Section 13.12.  Execution in Counterparts.  This Agreement
                          -------------------------
may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Sellers and Buyer.

          Section 13.13.  Further Assurances.  On and after the
                          ------------------
Closing Date each party hereto shall take such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm the transfer of the Purchased Assets to Buyer in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the Purchased Assets if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof giving the third party a right of termination. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, Sellers, to the maximum extent permitted by law and the Purchased Asset (but excluding any obligation of Sellers to offer or pay any consideration therefor), shall act after the Closing Date as Buyer's agent in order to obtain for it the benefits thereunder. Buyer and Sellers shall cooperate, to the maximum extent permitted by law and the Purchased Asset (but excluding any obligation of Sellers to offer or pay any consideration therefor), with each other in any legal and reasonable arrangement designed to provide such benefits to Buyer and to relieve Sellers from any obligation, liability or burden associated therewith.

          Section 13.14.  Disclaimer of Warranties.  Sellers make no
                          ------------------------
representations or warranties with respect to any projections, forecasts or forward-looking information provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SELLERS PURSUANT TO SECTION 4.4(d), SELLERS ARE SELLING
                                 --------------
THE SHARES (AND THE BUSINESS AND ASSETS OF THE COMPANIES REPRESENTED THEREBY) AND THE OTHER PURCHASED ASSETS ON AN "AS IS, WHERE IS" BASIS AND SELLERS DISCLAIM ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTIES WHETHER EXPRESS OR IMPLIED. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SELLERS PURSUANT TO SECTION
                                                               -------
4.4(d), SELLERS MAKE NO REPRESENTATION OR WARRANTY AS TO
------
MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Buyer acknowledges that neither Sellers nor any of its representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by Sellers or their representatives to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Sellers nor any of its representatives or any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.
    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                  VISKASE COMPANIES, INC.

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE CORPORATION

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE HOLDING CORPORATION

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE SALES CORPORATION

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE EUROPE LIMITED

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE S.A.

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE LIMITED

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE CANADA INC.

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE CHILE EMBALAGENS, LTDA

                  By:  ___________________________
                       Name:
                       Title:


                  VISKASE IRELAND LIMITED

                  By:  ___________________________
                       Name:
                       Title:


                  BEMIS COMPANY, INC.

                  By:  ___________________________
                       Name:
                       Title: